UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.          )

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Seagate Technology Public Limited Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September     , 2012

Dear Fellow Shareholder:

We would like to invite you to attend the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM") of Seagate Technology plc ("Seagate" or the "Company"), which will be held at 9:30 a.m. Irish Time on Wednesday, October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland.

The purpose of the 2012 Annual General Meeting is to: (i) elect the twelve board members listed in this Proxy Statement; (ii) approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan; (iii) determine the price range at which the Company can re-issue treasury shares off-market; (iv) authorize the holding of the next Annual General Meeting outside of Ireland; (v) hold an advisory vote on executive compensation; and (vi) ratify, in a non-binding vote, the appointment of Ernst & Young as our independent auditors for our 2013 fiscal year and authorize, in a binding vote, the Audit Committee of the board of directors to set the auditors' remuneration.

We will also present the Company's Irish Statutory Accounts for the fiscal year ended June 29, 2012 and the reports of the directors and auditors thereon.

The board of directors (the "Board") recommends that you vote for each of the twelve director nominees nominated by our Board and that you vote "for" all of the other proposals to be put forward at the meeting.

The proxy materials are being furnished to the shareholders of Seagate in connection with the solicitation of proxies by the Board for use at the 2012 Annual General Meeting, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of 2012 Annual General Meeting of Shareholders.

Your vote is important. Please take a moment to vote your shares in accordance with the instructions provided, even if you plan to attend the meeting, or appoint a proxy to vote your shares by using the Internet or by telephone, as described in the attached Proxy Statement, so that your shares may be represented at the 2012 Annual General Meeting.

The Notice of 2012 Annual General Meeting of Shareholders included in this Proxy Statement includes instructions on how to vote your shares.

Thank you for your continued support.

Sincerely,

Stephen J. Luczo Chairman, President and Chief Executive Officer

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 24, 2012

        Notice is hereby given that the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM") of Seagate Technology plc ("Seagate" or the "Company") will be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland on Wednesday, October 24, 2012, at 9:30 a.m. Irish Time. The purposes of the 2012 Annual General Meeting are:

  (1)
  By separate resolutions, to elect as directors the following individuals who shall retire in accordance with the Articles of Association and, being eligible, offer themselves for election:

(a) Stephen J. Luczo	(b) Frank J. Biondi, Jr.	(c) Michael R. Cannon
(d) Mei-Wei Cheng	(e) William T. Coleman	(f) Jay L. Geldmacher
(g) Dr. Seh-Woong Jeong	(h) Lydia M. Marshall	(i) Kristen M. Onken
(j) Dr. Chong Sup Park	(k) Gregorio Reyes	(l) Edward J. Zander
  (2)
  To approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan;

  (3)
  To determine the price range at which the Company can re-issue treasury shares off-market;

  (4)
  To authorize holding the 2013 Annual General Meeting of Shareholders of the Company at a location outside of Ireland;

  (5)
  To hold a non-binding advisory vote on executive compensation;

  (6)
  To ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending June 28, 2013 and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration; and

  (7)
  To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

        The foregoing items, including the votes required in respect of each (including in the case of Proposal 3, which is being proposed as a special resolution), are more fully described in (and the full text of each proposal is set out in) the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders.

        During the 2012 Annual General Meeting, management will present the Company's Irish Statutory Accounts for the fiscal year ended June 29, 2012 ("fiscal year 2012"), and the reports of the directors and auditors thereon.

        Seagate's Board has set September 4, 2012 as the record date for the 2012 AGM. Only registered holders of Seagate's ordinary shares at the close of business on that date are entitled to receive notice of the 2012 AGM and to attend and vote at the 2012 AGM.

        In connection with the 2012 AGM, and in accordance with Seagate's Articles of Association, we will be relying on the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") instead of a paper copy of our Proxy Statement, our Irish Statutory Accounts for fiscal year 2012, and our Annual Report on Form 10-K for fiscal year 2012 (collectively, the "Proxy Materials"). We believe that this process allows us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distribution of our Proxy Materials. The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Materials, as well as a form of proxy card or voting instruction card. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        This Proxy Statement contains additional information on how to attend the meeting and vote your shares in person. To vote your shares, you will need the number included in the box on the proxy card accompanying this Proxy Statement. Any registered shareholder entitled to attend and vote at the 2012 AGM may appoint one or more proxies, who need not be a registered shareholder(s) of the Company.

        THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF ONE OR MORE SHAREHOLDERS WHO HOLD SHARES REPRESENTING NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. THIS PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY. Our Proxy Materials are available free of charge to shareholders at www.proxyvote.com.

By order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary 38/39 Fitzwilliam Square Dublin 2 Ireland +353 1 234-3136

September     , 2012

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
OCTOBER 24, 2012

 GENERAL INFORMATION

        The board of directors (the "Board") of Seagate Technology plc ("Seagate" or the "Company") is soliciting your proxy for use at the 2012 Annual General Meeting of Shareholders (the "2012 Annual General Meeting" or "2012 AGM"), to be held on Wednesday, October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 9:30 a.m. Irish Time, and at any postponement or adjournment of the meeting. The Proxy Statement and related materials are first being distributed and made available to the shareholders of the Company on or about September     , 2012. Seagate is incorporated and organized under the laws of Ireland, and maintains its registered office in Ireland at 38/39 Fitzwilliam Square, Dublin 2, Ireland. Seagate's telephone number at that address is +353 (1) 234-3136.

        You may contact our Investor Relations department by telephone in the United States at +1 (408) 658-1222; by e-mail at stx@seagate.com; or by mail at Seagate Technology plc, Investor Relations, 10200 S. De Anza Boulevard, Cupertino, California 95014. Our website address is www.seagate.com. Information contained on, or accessible through, our website is not a part of this Proxy Statement.

        References in this Proxy Statement to "we", "our", "Seagate", "us" and "the Company" are to Seagate Technology plc and/or, where appropriate, its predecessor, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

        Who Can Attend and Vote; Votes Per Share.    Our only outstanding class of voting securities is our ordinary shares, par value $0.00001 per share. All persons who are registered holders of our ordinary shares at 5 p.m. Eastern Time on September 4, 2012, the record date for the 2012 AGM (the "Record Date"), will be entitled to notice of, and to vote at, the 2012 AGM. As of the close of business on the Record Date, there were                        outstanding ordinary shares.

        Each shareholder of record will be entitled on a poll to one vote per ordinary share on all matters submitted to a vote of shareholders, so long as those shares are represented at the 2012 AGM in person or by proxy. Your shares will be represented if you attend and vote at the 2012 AGM or if you submit a properly completed proxy. You can attend and vote at the meeting even if you have completed and submitted a form of proxy.

        Meeting Attendance.    If you wish to attend the 2012 Annual General Meeting in person, you will need to bring your proof of identification along with your proof of share ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record, you may bring a bank or brokerage account statement as your proof of ownership of Seagate shares. For directions to the meeting, please contact our Investor Relations department by telephone at +1 (408) 658-1222 or by email at stx@seagate.com.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 24, 2012:

        Internet Availability of Proxy Materials.    On or around September     , 2012, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), directing shareholders to a website, www.proxyvote.com, where they may access our proxy materials free of charge, including this Proxy Statement, our Irish Statutory Accounts for the fiscal year ended June 29, 2012 ("fiscal year 2012"), and our Annual Report on Form 10-K for fiscal year 2012 (collectively, the "Proxy Materials"). The Notice of Internet Availability directs shareholders to a website where they may access the Proxy Materials and view instructions on how to vote online. If you prefer to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. You will need the 12-digit control number on your Proxy Card in order to access the Proxy Materials on www.proxyvote.com. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        How to Vote; Submitting Your Proxy.    The Board recommends that you vote your shares:

  •
  "FOR" Proposal 1 to elect the twelve (12) director nominees;

  •
  "FOR" Proposal 2 to approve the Seagate Technology plc Amended and Restated Seagate Employee Stock Purchase Plan;

  •
  "FOR" Proposal 3 to authorize the price range at which Seagate can re-issue treasury shares off-market;

  •
  "FOR" Proposal 4 to authorize holding the 2013 Annual General Meeting of Shareholders at a location outside of Ireland;

  •
  "FOR" Proposal 5 to approve, in a non-binding advisory vote, the compensation of our named executive officers; and

  •
  "FOR" Proposal 6 to ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors for our 2013 fiscal year and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration.

        By completing and submitting your proxy, you are legally designating the individual or individuals named by you in the proxy card or, if you do not name your proxy or proxies, Dr. Chong Sup Park and/or Kenneth M. Massaroni (the "Proxy Holders") to vote your shares in accordance with the instructions you have indicated on the proxy. If you sign and return your proxy without designating any individual named by you and do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal. It is not expected that any additional matters will be brought before the 2012 AGM, but if other matters are properly presented at the 2012 AGM or any adjournment or postponement thereof, the Proxy Holders will have your authority to vote your shares in their discretion on such matters.

        Shares Registered Directly in the Name of the Shareholder.    If you hold our ordinary shares registered directly in your name in our register of shareholders, you may vote by Internet or telephone, by returning a signed proxy card, or by voting in person at the 2012 AGM. Specific instructions for registered shareholders are set forth in the proxy card enclosed herewith.

        Shares Registered in the Name of a Nominee.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee in "street name", you are considered the beneficial owner of those shares, and these Proxy Materials are being forwarded to you by your broker, bank, or nominee, who is the holder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank, or nominee has enclosed with these Proxy Materials, or will send to you, a voting instruction form for you to use to direct how your shares should be voted. If you do not receive the voting instruction form, please contact your broker, bank or other nominee directly. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank. As a beneficial owner of ordinary shares, you are also invited to attend the 2012 AGM. In order to be admitted to the 2012 AGM, you must bring a letter or account statement showing that you beneficially own the shares held by the broker, bank or nominee. However, since you are not the shareholder of record, you may not vote those shares in person at the 2012 AGM unless you request and receive a valid proxy from your broker, bank, or nominee.

        Revoking Your Proxy.    If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the 2012 AGM by: (1) sending a signed revocation thereof to Seagate Technology plc at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary, which we must receive by 5:00 p.m., Irish Time, on October 22, 2012; (2) submitting a later dated proxy, which we must receive by mail by 5:00 p.m., Irish Time, on October 22, 2012, or online or by telephone by 11:59 p.m., Eastern Time, on October 22, 2012; or (3) voting your shares in person at the 2012 AGM.

        If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy, since attending the 2012 AGM alone will not revoke any proxy.

        Proxy Solicitation.    We will bear all costs and expenses of soliciting proxies from shareholders. We have retained a proxy solicitation firm, Morrow and Co. ("Morrow"), to aid us in the solicitation process. We will pay Morrow its customary fee, estimated to be $8,500, plus reasonable out-of-pocket expenses incurred in the solicitation process. Seagate or its agent will distribute proxy materials to brokers, custodians, nominees, fiduciaries and other record holders and request that they forward materials to the beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such record holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to vote over the Internet, you are responsible for any Internet access charges you may incur. Our directors, officers and selected other employees may also solicit proxies by telephone, facsimile, or e-mail or in person. No additional compensation will be paid to directors, officers, or other employees of Seagate for their services in soliciting proxies for the 2012 AGM.

        Quorum, Voting Requirements and Broker Non-Votes.    In order to establish a quorum at the 2012 AGM, there must be one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the Company entitled to vote at the meeting. For purposes of determining a quorum, abstentions and "broker non-votes" are counted as present and entitled to vote. Generally, brokers have discretionary power to vote your shares with respect to "routine" matters, but they do not have discretionary power to vote your shares on "non-routine" matters. A "broker non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner is not entitled to vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. For each of the proposals being considered at the 2012 AGM, approval of the proposal requires the affirmative vote of a simple majority of the votes cast, except for Proposal 3 (determination of the price range at which the Company can re-issue shares off-market that it acquires as treasury shares), which requires the affirmative vote of not less than 75% of the votes cast.

        With respect to Proposal 1, the affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the election of each of the director nominees, each of whose election is subject to a separate vote. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next annual general meeting of shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, Irish law requires a minimum of two directors at all times. Therefore, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Articles of Association, hold office until his or her successor shall be elected.

        Abstentions and "broker non-votes". If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. We believe that proposals 3, 4 and 6 will be considered routine, which means that the bank or brokerage firm that holds your shares may vote your shares in its discretion on these proposals if you do not provide voting instructions to your bank or brokerage firm. This is known as "broker discretionary voting." However, we note that proposals 1 (the election of directors), 2 (the approval of the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan), and 5 (the non-binding advisory vote on executive compensation) are considered "non-routine" matters. Accordingly, if you do not provide instructions on how your shares are to be voted on proposals 1, 2, or 5, the bank or brokerage firm will not be entitled to vote your shares with respect to these proposals. This is called a "broker non-vote."

        Abstentions and "broker non-votes" will not be considered votes properly cast at the 2012 Annual General Meeting. Because all of the proposals will be determined based only on the votes properly cast at the 2012 Annual General Meeting, abstentions and "broker non-votes" will not have any effect on the outcome of these proposals.

        We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

        Voting Procedures and Tabulation.    We have selected an inspector of elections to act at the 2012 AGM and to make a written report thereof. Prior to the 2012 AGM, the inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. The inspector will ascertain the number of ordinary shares outstanding, determine the ordinary shares represented at the 2012 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

        The Company's Irish Statutory Accounts for fiscal year 2012, including the reports of the directors and auditors thereon, will be presented at the 2012 Annual General Meeting. The Company's Irish Statutory Accounts have been approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the 2012 Annual General Meeting. The Company's Irish Statutory Accounts are available with the Proxy Materials at www.proxyvote.com.

PROPOSAL 1(A) – 1(L) – ELECTION OF DIRECTORS

(Ordinary Resolutions)

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated twelve nominees for election at the 2012 AGM. Our Board's nominees are Messrs. Luczo, Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes and Zander, Ms. Marshall, Ms. Onken, and Drs. Jeong and Park.

        Each of the Board's nominees is currently serving as a director of Seagate.

        Under our Articles of Association, the Board may have not less than two or more than twelve members. We currently have twelve directors serving on our Board, each of whom will stand for election at the 2012 AGM. The holders of ordinary shares have the right to elect twelve members to the Board to serve until the 2013 Annual General Meeting of Shareholders (the "2013 AGM").

        If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next Annual General Meeting of Shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company's Articles of Association, hold office until his or her successor shall be elected.

        If any nominee becomes unwilling or unable to serve as a director, then the Board will either propose a substitute nominee (and the Proxy Holders will vote for the appointment of the proposed nominee) or determine to reduce the size of the Board.

Director Changes

  •
  Kristen M. Onken joined the Board, effective as of December 1, 2011.

  •
  William Coleman, Jay Geldmacher and Dr. Seh-Woong Jeong joined the Board, effective as of April 26, 2012.

  •
  Mei-Wei Cheng joined the Board, effective as of July 25, 2012.

  •
  On October, 26, 2011, John W. Thompson retired from the Board.

Board Composition

        As a leading provider of electronic storage products, our business involves an operational structure that operates on a global scale and encompasses design, manufacturing, sales and marketing functions in a context characterized by highly advanced technology and manufacturing techniques, rapid product life cycles, periods of imbalance between supply and demand, periodic price erosion and intensely competitive markets.

        The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our dynamic business and the then-current membership on the Board. This assessment of skills, experience and background takes into consideration the changes in the Company's business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of, and emphasis on, these factors as part of the Board's annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

        We do not expect or intend that each director will have the same background, skills, and experience; rather we believe the Company and its shareholders are best served by a Board that has a variety of skills, backgrounds and experiences. Our Board, therefore, seeks a diverse portfolio of qualifications to assist the Board in its oversight of our business and operations. Key skills and experience that the Nominating and Corporate Governance Committee and our Board consider important for our directors to have include one or more of the following:

        Senior Leadership Experience.    Directors who are or have served in senior leadership positions are important to us, as they bring a depth of experience and perspective in analyzing important operational and policy issues, and then shaping and overseeing the execution of responsive strategies. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at organizations that operate on a global scale, face significant competition, and/or involve technology or other rapidly evolving business models.

        Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a public company board of directors; the relations of a board to the Chief Executive Officer ("CEO") and other management personnel; the importance of particular agenda and oversight matters; and oversight of the changing mix of strategic, operational, and compliance related matters.

        Financial Expertise.    Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investment activities, financial reporting, and internal control of such activities.

        International Expertise.    Seagate is a global organization with research and development, manufacturing, assembly-and-test facilities, and sales and other offices in many countries. Directors with global expertise can provide a useful business and cultural perspective.

        Industry or Technical Expertise.    We are a technology company; therefore, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing and assembly-and-test operations, and the markets in which we compete.

        Business Development Expertise.    Directors who have a background in business development, mergers and acquisitions ("M&A") and commercial transactions can provide insight into developing and implementing strategies for growing our business through strategic combinations.

        Government Experience.    Directors who have served in government positions can provide experience and insight into working constructively with governments around the world.

        Each director nominee's biography notes his or her relevant experience, background, and skills relative to the qualifications we consider important.

        The Board recommends that you vote "FOR" each of the following nominees:

Name	Position with the Company	Age (as of the Record Date)	Seagate Board Member Since
Stephen J. Luczo	Chairman, President, and Chief Executive Officer	55	2000
Frank J. Biondi, Jr.	Director	67	2005
Michael R. Cannon	Director	59	2011
Mei-Wei Cheng	Director	62	2012
William T. Coleman	Director	64	2012
Jay L. Geldmacher	Director	56	2012
Dr. Seh-Woong Jeong	Director	49	2012
Lydia M. Marshall	Director	63	2004
Kristen M. Onken	Director	62	2011
Dr. Chong Sup Park	Director	64	2006
Gregorio Reyes	Director	71	2004
Edward J. Zander	Director	65	2009

Directors' Principal Occupation, Business Experience, Qualifications and Directorships.

        Stephen J. Luczo has been a director of Seagate since 2000. Mr. Luczo has served as President and CEO since January 2009, and continues to serve as Chairman of the Board. Mr. Luczo joined Seagate in October 1993 as Senior Vice President of Corporate Development. In September 1997, he was promoted to President and Chief Operating Officer of Seagate Technology, Inc. and, in July 1998, he was promoted to CEO at which time he joined the Board as a director of Seagate Technology, Inc. He was appointed Chairman of the Board in 2002. Mr. Luczo resigned as CEO effective as of July 3, 2004, but retained his position as Chairman of the Board. He served as non-employee Chairman from October 2006 to January 2009. From October 2006 until he rejoined us in January 2009, Mr. Luczo was a private investor. Prior to joining Seagate in 1993, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. In May 2012, Mr. Luczo was appointed to the board of directors of Microsoft Corporation.

        As our President and CEO, Mr. Luczo brings to the Board significant senior leadership, global experience and knowledge of competitive strategy, technology and competition. As President and CEO, Mr. Luczo has direct responsibility for the Company's strategy and operations. With his early career based in investment banking, Mr. Luczo also brings to the Board significant business development, M&A, and financial experience related to business and financial issues facing large companies.

        Frank J. Biondi, Jr. has been a director of Seagate since 2005, and is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and CEO of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and CEO of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom board of directors. Mr. Biondi currently serves on the boards of directors of Amgen, Inc., Hasbro, Inc., Cablevision Systems Corporation and RealD, Inc. Within the past five years, Mr. Biondi has served as a member of the boards of directors of Bank of New York Mellon, Harrah's Entertainment, Inc., and Yahoo!, Inc.

        As Senior Managing Director of a private equity firm, and as a former CEO of several companies with substantial media experience, Mr. Biondi brings to our Board significant senior leadership experience, and financial and industry expertise. Mr. Biondi's board service with other public companies provides cross board experience.

        Michael R. Cannon has been a director of Seagate since 2011. Mr. Cannon served as President, Global Operations of Dell Inc. from February 2007 until his retirement in January 2009, and as a consultant to Dell Inc. from January 2009 until January 31, 2011. Prior to joining Dell Inc., Mr. Cannon was the President, Chief Executive Officer and a member of the board of directors of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the Chief Executive Officer of Maxtor Corporation ("Maxtor"), a disk drive and storage systems manufacturer. He served on Maxtor's board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM. Mr. Cannon served on the Board from October 2006 until February 2007, and has served on the board of directors of Adobe Systems since 2003, on the board of directors of Elster Group SE since September 2010, and on the board of directors of Lam Research Corporation since February 8, 2011.

        Mr. Cannon brings financial and operational expertise to our Board through his service as a public company President, CEO and member of boards of directors, and his previous senior management positions. In addition, he has significant leadership experience due to his experience as a senior executive with other companies.

        Mei-Wei Cheng has been a director of Seagate since 2012. Mr. Cheng currently serves as CEO of Siemens North East Asia and President and CEO of Siemens Ltd., China, which position he has held since July 2010. Prior to joining Siemens in 2009, he was Chairman and CEO of Ford Motor Company (China) Ltd., as well as a Corporate Group Vice President of Ford Motor Company from 1998 to 2009. Previously, Mr. Cheng held executive positions at General Electric Corporation (GE), including Corporate Vice President, Regional Executive and President of GE Appliance—Asia, and Chairman and CEO of GE (China) Ltd. He began his career at AT&T, where he last served as President of AT&T China. Mr. Cheng is currently a member of the board of directors of Diebold, Inc.

        Mr. Cheng brings management and operational expertise to our Board through his current and former service as a senior level executive in the Asia region with several large multi-national corporations. In addition, his board service provides cross-board experience which supplements his significant international executive-level leadership experience.

        William T. Coleman has been a director since 2012. He has been a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, since June of 2010. Before joining Alsop Louie, Mr. Coleman was founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation from September 2003 to June 2009. Between June 2009 and June 2010, Mr. Coleman was a private investor. Mr. Coleman previously founded BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 until 2002 and Chief Executive Officer from 1995 to October 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc. He currently sits on the board of directors of iControl, Inc., Framehawk, Inc. and Resilient Network Systems, Inc. Within the past five years, Mr. Coleman has also served on the boards of directors of Palm, Inc. and Symantec Corp.

        As a partner of a private equity firm and former founder and/or CEO of several technology companies, Mr. Coleman brings to our Board significant senior leadership experience, as well as financial and industry expertise. Mr. Coleman's board service with other private and public companies provides cross-board experience.

        Jay L. Geldmacher has been a director since 2012. He currently serves as a director of Owens-Illinois, Inc., a manufacturer of glass containers, which position he has held since 2009; he also serves as a member of the Audit Committee of Owens-Illinois. Since 2007, Mr. Geldmacher has served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power's Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power's Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary, and from 1996 to 1998, he served as President of Astec Standard Power, another Emerson subsidiary. Mr. Geldmacher has also served on the board of the University of Arizona Business School since 2002.

        As a senior-level executive and public company board member, Mr. Geldmacher brings operational and financial expertise to our Board, as well as significant senior leadership experience. Mr. Geldmacher's board service with Owens-Illinois provides cross-board experience.

        Dr. Seh-Woong Jeong has been a director since 2012. He is currently Executive Vice President of the Sales and Marketing team for the Systems LSI Division of Samsung Electronics Co., Ltd. ("Samsung"), which designs and manufactures logic and analog integrated circuit devices. Dr. Jeong has held the position of Executive Vice President of the Sales and Marketing team since 2011 and has held various other positions at Samsung since 1993.

        Dr. Jeong, is the appointee of Samsung pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for the fiscal year ended July 1, 2011. The Shareholder Agreement provides, among other things, that Samsung has the right to appoint one representative to the Board so long as Samsung and its affiliates hold at least 7% of Seagate's outstanding ordinary shares. Dr. Jeong brings to the Board international senior leadership and industry experience from his career as a senior-level executive at Samsung.

        Lydia M. Marshall has been a director of Seagate since 2004. Ms. Marshall is retired from Versura, Inc., an internet-based higher education finance company that she founded. She served as Chair and CEO of Versura, Inc. from 1999 until 2004. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, Executive Vice President Marketing of Sallie Mae from 1993 to 1997, and Senior Vice President heading Sallie Mae's Institutional and Public Finance and Strategic Planning Divisions from 1985 to 1993. Ms. Marshall is a member of the board of directors of Nationwide Mutual Insurance Company. Within the past five years, Ms. Marshall has served as a member of the board of directors of Nationwide Financial Services, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Ms. Marshall brings to our Board significant senior leadership experience and financial expertise. Ms. Marshall's board service with other public companies provides cross-board experience.

        Kristen M. Onken has been a director of Seagate since 2011. She currently serves as a director of Silicon Laboratories Inc., which position she has held since September 2007. She also served on the board of Biosensors International Group, Ltd. from September 2006 through July 2008. Ms. Onken served as Senior Vice President, Finance, and Chief Financial Officer of Logitech International, S.A. from February 1999 through May 2006. From September 1996 to February 1999, Ms. Onken served as Vice President of Finance at Fujitsu PC Corporation. Ms. Onken held various positions at Sun Microsystems Inc. from 1991 through 1996.

        Ms. Onken brings financial and operational expertise to our Board through her service as a public company CFO and senior-level executive at several technology companies, as well as her service as a public company board member. Ms. Onken's board service with other public companies provides cross-board experience.

        Dr. Chong Sup Park has been a director of Seagate since 2006. Prior to joining Seagate's Board, Dr. Park served as Chairman and CEO of Maxtor from November 2004 until May 2006, as Chairman of Maxtor's board of directors from May 1998 until May 2006, and served as a member of its board from February 1994 to May 2006. Maxtor was acquired by Seagate in May 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman.

Dr. Park is a member of the boards of directors of Enphase Energy, Inc., Ballard Power Systems, Inc., Computer Sciences Corporation and Brooks Automation, Inc. Within the past five years, Dr. Park has also served as a member of the board of directors of SMART Modular Technologies, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Dr. Park brings to our Board significant senior leadership experience, financial and international expertise. In addition, Dr. Park has extensive industry expertise, including expertise in the disk drive business that is invaluable to our Board. Dr. Park's board service with other public companies provides cross board experience.

        Gregorio Reyes has been a director since 2004. Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes began his career in the semiconductor industry with National Semiconductor Corporation in 1962, followed by executive positions with Motorola, Inc., Fairchild Semiconductor and Eaton Corporation. From 1981 to 1984, he was President and CEO of National Micronetics, Inc., a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was Chairman and CEO of American Semiconductor Equipment Technologies. Mr. Reyes co-founded Sunward Technologies in 1985 and served as its non-executive Chairman from 1985 to 1990, and its Chairman and CEO from 1990 until 1994. Mr. Reyes currently serves as non-executive Chairman of LSI Corporation, and non-executive Chairman of Dialog Semiconductor plc.

        Mr. Reyes brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies. He brings cross-board experience from his service on other public company boards.

        Edward J. Zander has been a director since 2009. Mr. Zander served as Chairman and CEO of Motorola, Inc. from January 2004 until January 2008, when he retired as CEO and continued as Chairman. He resigned as Chairman in May 2008. Prior to joining Motorola, Mr. Zander was a managing director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., a leading provider of hardware, software and services for networks, from October 1987 until June 2002. Mr. Zander is also a member of the board of directors of NetSuite, Inc. He previously served on our Board from November 2002 to October 2004. Within the past five years, Mr. Zander has served as a member of the boards of directors of Motorola, Inc. and Netezza Corporation.

        Mr. Zander brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. He brings cross-board experience from his service on other public company boards.

        There is no family relationship between any of the directors or our executive officers, nor are any of our directors or executive officers party to any legal proceedings adverse to us.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the election of each of the director nominees.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    Our Board has adopted corporate governance guidelines to clarify how it exercises its responsibilities. The Corporate Governance Guidelines are summarized below, and are also available on the Corporate Governance section of our website at http://www.seagate.com/about/investors/. You may also request a copy in print from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines, and reviews the Guidelines at least annually and makes recommendations to the Board concerning corporate governance matters. The Board may amend any of the Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board's judgment or fiduciary duties.

        Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

  •
  The Board believes that there should be at least a majority of independent directors on the Board.

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  All directors stand for election every year.

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  The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

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  Directors with significant job changes are required to submit an offer of resignation from the Board to the Nominating and Corporate Governance Committee, which then evaluates whether the individual continues to satisfy the Board's membership criteria in light of his or her new occupational status, and makes a recommendation to the Board for its decision whether or not to accept the director's resignation.

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  Non-management directors are generally limited to service on four public company boards, in addition to service on the Company's Board, while members of the Audit Committee are generally limited to service on three public company boards (including the Company). Our CEO is limited to service on one public company board, in addition to service on our Board.

  •
  The Board generally believes that the offices of Chairman and CEO should be held by separate persons, to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. Notwithstanding the Board's general policy, the Board believes that the interests of the Company are currently best served by Mr. Luczo holding the offices of both Chairman and CEO (see "Board Leadership Structure," below).

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  The Board periodically selects a director, who must be independent, to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and each executive session of independent directors, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

  •
  The Board encourages directors to own shares of the Company. We require that each non-management board member own shares of the Company, as described in this Proxy Statement under the heading "Share Ownership Guidelines", below.

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  The Board has regularly scheduled presentations that augment its perspective on key business matters, including financial, operating and strategic reports regarding the Company's short-and long-term business objectives.

  •
  At least annually, the Board evaluates the performance of the CEO. For a discussion of the relationship between performance and compensation, please see the Compensation Discussion & Analysis (the "CD&A"), set forth in this Proxy Statement.

  •
  The Nominating and Corporate Governance Committee manages a process whereby the Board and its committees are subject to a periodic evaluation and self-assessment.

        In addition, the Board's annual agenda includes reviewing the long-term strategic planning, risk management, and succession planning of the Company. The Board also receives a report, at least annually, from management on succession planning and management development, and annually reviews the performance of senior management.

        Our Board works with management to provide appropriate orientation and continuing education for directors. The orientation is designed to familiarize new directors with our businesses, strategies, and challenges. Continuing education may include a mix of in-house and third party presentations and programs, and the Company will, upon authorization of the Chair of the Nominating and Corporate Governance Committee, reimburse directors for reasonable expenses related to attendance at appropriate outside continuing education programs.

Board Leadership Structure

        The Board generally believes that the offices of Chairman and CEO should be held by separate persons to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. On January 12, 2009, the Chairman of the Board, Stephen J. Luczo, was appointed as President and CEO. The Board believes that our current leadership structure—a combined Chairman and CEO, together with a Lead Independent Director, active and strong non-employee directors, and Board committees constituted with independent directors—is the most effective structure for the Company at this time.

        The combination of the Chairman and CEO roles allows one person to speak for and lead the Company and the Board. In addition, our Lead Independent Director facilitates effective oversight by an independent board. We believe the CEO is in the best position to focus our independent directors' attention on the issues of greatest importance to the Company and its shareholders. We believe our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

        Historically, the Chair of the Nominating and Corporate Governance Committee served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the new Lead Independent Director at the Board's first executive session after the annual general meeting of shareholders for the fiscal year ended July 1, 2011 (the "2011 Annual General Meeting" or "2011 AGM"). The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and at each executive session, facilitates the CEO evaluation process, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

        Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. For more information on executive sessions of the Board, please see the section entitled "Executive Sessions of the Independent Directors and Lead Independent Director" below.

        Board Meetings, Committees and Attendance.    The Board meets regularly during the year and holds special meetings whenever circumstances require. During fiscal year 2012, the Board held four meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which they were members held during their tenure with us during fiscal year 2012.

        Annual General Meeting of Shareholders.    We encourage and expect all of the directors to attend each Annual General Meeting of Shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board on the same day as the Annual General Meeting of Shareholders. All directors who were serving at the time of the Company's 2011 Annual General Meeting and who were standing for election attended that meeting.

        The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee (together, the "Committees"). The Strategic and Financial Transactions Committee was decommissioned in July 2011. The Committees are accountable to the full Board. The table below provides the current membership for each of the Committees as of the record date of September 4, 2012, and the number of meetings held during fiscal year 2012.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Frank J. Biondi, Jr.		•		•C
Michael R. Cannon			•	•
Mei-Wei Cheng				•
William T. Coleman	•
Jay L. Geldmacher		•
Seh-Woong Jeong
Stephen J. Luczo
Lydia M. Marshall		•	•C
Kristen M. Onken	•C
Chong Sup Park(1)	•		•
Gregorio Reyes	•			•
Edward J. Zander		•C
Number of Meetings in fiscal year 2012	8	7	8	4

C = Chair of the Committee

(1)
Dr. Park is the Board's Lead Independent Director.

        The functions performed by these Committees, which are set forth in more detail in their respective charters, are summarized below. Please visit the Corporate Governance section of our website at http://www.seagate.com/about/investors/, where the charters of the Committees are available. You may also request a copy in print by contacting Investor Relations by telephone in the United States at +1 (408) 658-1222, by e-mail at stx@seagate.com, and by mail at Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Board has determined that each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the applicable NASDAQ Global Select Market ("NASDAQ") and SEC standards for independence, as discussed in more detail under the heading "Director Independence", below. In addition, all of the members of the Finance Committee are independent.

        Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities relating to the Company's financial statements and financial reporting process, the qualifications, independence and performance of the Company's independent auditors, the performance of the Company's internal audit function, the Company's enterprise risk management oversight, and the Company's compliance with legal and regulatory requirements. The Audit Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available on our website under Committee Charters at http://www.seagate.com/about/investors/. The Board has determined that each of Mr. Coleman, Dr. Park and Ms. Onken is an audit committee financial expert, and that all current members of the Audit Committee meet the applicable NASDAQ and SEC standards for independence and membership of the Audit Committee, as discussed under the heading "Director Independence", below.

        Compensation Committee.    The Compensation Committee reviews and establishes compensation of the Company's executive officers ("Executives"), evaluates the Company's programs and practices relating to leadership development, and oversees the administration of the Company's share-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Compensation Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available our website under Committee Charters at http://www.seagate.com/about/investors/. The Compensation Committee may engage outside compensation consultants, and engaged Frederic W. Cook & Company ("FW Cook") during fiscal year 2012 to advise it with respect to executive compensation and related matters. Additional information on the Committee's processes and procedures for considering and determining executive compensation, as well as the services provided by FW Cook, is contained in the CD&A section of this Proxy Statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director positions (please see discussion about Board composition, above), recommends candidates for election as director, and provides a leadership role with respect to the corporate governance of the Company. The Nominating and Corporate Governance Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available on our website under Committee Charters at http://www.seagate.com/about/investors/.

        The Nominating and Corporate Governance Committee considers candidates for director positions who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Nominating and Corporate Governance Committee to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other parties as enumerated in the previous sentence. The Nominating and Corporate Governance Committee considers all aspects of a candidate's qualifications in the context of the needs of the Company at that point in time, with a view to maintaining a Board with a diversity of experience and perspectives. Consideration of new directors typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interests of shareholders, and it is one of the many factors they consider when identifying individuals for Board membership.

        Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must, as provided for in the Company's Articles of Association, provide the following information in writing to the attention of our Corporate Secretary by certified or registered mail:

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  the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

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  the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

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  the number of ordinary shares beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and, to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

        Finance Committee.    The Finance Committee is comprised of independent Board members and is responsible for assisting the Board in reviewing, and making recommendations to the Board regarding, the Company's cash, financial and tax positions and strategy, including: cash management plans and activities; capital structure and strategies; capital asset plan and requirements and capital expenditures; equity and/or debt financing and other financing strategies; reviewing the Company's dividend policy, share repurchase programs, securities issuances; and corporate development plans. The Finance Committee may also evaluate and authorize management to enter into potential strategic or financial transactions in amounts up to $100 million. The Finance Committee may review similar transactions in excess of $100 million, and make a recommendation to the full Board in connection therewith. The Finance Committee has a charter, which was amended on April 26, 2012, and a copy of this amended charter is available our website under Committee Charters at http://www.seagate.com/about/investors/.

        Executive Sessions of the Independent Directors and Lead Independent Director.    Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. The Chair of the Nominating and Corporate Governance Committee has historically served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the current Lead Independent Director at its first executive session after the 2011 AGM. The Lead Independent Director presides over the executive sessions, leads the annual Board self-assessment and conducts interviews to confirm the continued qualification and willingness to serve of each director prior to the time at which directors are nominated for election at each Annual General Meeting of Shareholders.

        During fiscal year 2012, the independent directors met in executive session four times.

        Director Independence.    Our Board currently includes ten independent directors. To be considered independent under the NASDAQ listing standards and the Corporate Governance Guidelines adopted by the Board, a director may not be employed by the Company or engage in specified types of business dealings with the Company, among other requirements. In addition, as required by NASDAQ listing standards, the Board must determine, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews and discusses information provided by the directors and by the Company with regard to each director's business and personal activities as they relate to the Company and the Company's management.

        In assessing director independence, the Nominating and Corporate Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. The Board has made the determination that transactions or relationships between Seagate and an entity where a director serves as a non-management director and/or is the beneficial owner, directly or indirectly, of less than 10% of the entity, or where a director serves on a non-management advisory board of, or in a non-employee advisory capacity to, such entity are presumed immaterial for the purposes of assessing a director's independence.

        Additionally, the Board's independence determinations included reviewing (1) Seagate's investment in SandForce, Inc., a company in which Seagate had an ownership interest of approximately 5% and in which Dr. Park had a personal ownership interest of less than 1%; (2) Seagate's investment in StorONE Ltd., a company in which Seagate has an ownership interest of approximately 5%, where Mr. Zander serves on the advisory board and has a personal ownership interest of approximately 1%; (3) Seagate's ordinary course business transactions with Emerson Electric Co. and its subsidiaries, where Mr. Geldmacher is a senior-level employee but not an executive officer, or a partner in, or a controlling shareholder of, such company and has no direct or indirect material interest in such transactions; and (4) Seagate's ordinary course business transactions with Siemens AG and its subsidiaries, where Mr. Cheng is a senior-level employee but not an executive officer, or a partner in, or a controlling shareholder of, of such company and has no direct or indirect material interest in such transactions.

        Following the review of these transactions, the information provided by the directors and the Company to the Board, and other relevant standards, the Board determined that each of Messrs. Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes, Zander, Ms. Marshall, Ms. Onken and Dr. Park is an independent director under the NASDAQ rules and, further, that Mr. Thompson was an independent director under the NASDAQ rules until his retirement from the Board on October 26, 2011. The Board has also determined the members of the Audit Committee are independent under Rule 10A-3 under the Securities and Exchange Act of 1934, as amended. Mr. Luczo is an employee of the Company, and therefore not considered independent. In addition, Dr. Jeong is an employee of Samsung and is not considered independent due to the ongoing business relationship between Seagate and Samsung, and Samsung's significant shareholding in Seagate.

        Shareholder Communications with the Board.    The Annual General Meeting of Shareholders provides an opportunity each year for the shareholders to ask questions of, or otherwise communicate directly with, members of the Board on matters relevant to Seagate. In addition, shareholders and other interested parties may communicate with any or all of our directors, including the Lead Independent Director and/or the non-management or independent directors as a group, by transmitting correspondence to the director(s) by mail or by facsimile as follows:

  Seagate Technology plc
  Attention: Corporate Secretary
  38/39 Fitzwilliam Square
  Dublin 2
  Ireland
  Fax: +353 1 661-2040

        The Corporate Secretary shall transmit, as soon as practicable, such communications to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded; however, the Board or individual directors so addressed shall be advised of any such communication withheld as soon as practicable.

        Code of Ethics.    The Board has adopted a Code of Ethics that is applicable to all of our directors, officers and employees, including our CEO, CFO, and Principal Accounting Officer. Our Code of Ethics was amended on April 26, 2012 and a copy of the amended Code of Ethics is available through our website at http://www.seagate.com/about/investors/ or in print to any shareholder who requests it from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. We will post amendments to the Code of Ethics or waivers of the Code of Ethics for directors and executive officers, as and when they arise, through our website at http://www.seagate.com/about/investors/.

The Board's and Audit Committee's Role in Risk Oversight at Seagate

        One of the Board's functions is oversight of risk management at the Company. Risk is inherent in business, and the Board seeks to understand risk in conjunction with the activities of the Board and its Committees. The Board and the Audit Committee of the Board oversee an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, to improve long-term organizational performance, and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces, and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's tolerance for risk as well as a determination of what constitutes an appropriate level of risk for the Company. Management, including senior members of the Company's finance team, presented a full review of the Company's enterprise risk management programs, covering the entire business, to the Board twice during the 2012 fiscal year. At its meeting on April 26, 2012, the Board delegated to the Audit Committee the responsibility for reviewing the Company's enterprise risk management programs on a going forward basis.

        While the Board has the ultimate responsibility for the oversight of the risk management processes, various Committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial and enterprise-wide risk, including internal controls, the Compensation Committee receives and evaluates a report on the Company's compensation policy risks, and the Finance Committee is responsible for reviewing the Company's capital structure.

  Risk Assessment of Compensation Programs

        Consistent with applicable SEC disclosure requirements, we have assessed the Company's compensation programs, including our executive compensation programs, and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

        Seagate's management, with assistance from FW Cook, the Compensation Committee's external consultant, conducted a risk assessment that included a detailed qualitative and quantitative analysis of our compensation and benefit programs in which employees at all levels of the organization may participate, including our named executive officers ("NEOs"). Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the Company. Our programs are generally designed to pay-for-performance and provide incentive-based compensation. The programs also contain various features to ensure our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business. These features include:

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  oversight of programs (or components of programs) by independent Committees of the Board, including the Compensation Committee;

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  discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final incentive award payouts;

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  oversight of programs (or components of programs) by a broad-based group of functions within the organization, including our human resources, finance and legal departments;

  •
  a variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

  •
  customary caps on the maximum payouts available under short-term incentive programs;

  •
  incentives focused primarily on the use of financial metrics based on the annual business plan approved by the Board;

  •
  service-based vesting conditions with respect to equity-based awards to require multi-year share holdings;

  •
  the significant long-term ownership position in the Company (as reinforced by share ownership guidelines) held by certain of our key NEOs; and

  •
  the pay recovery policy applicable to NEO incentive awards which provides for recoupment of incentive compensation in the event of fraud or misconduct related to a restatement of financial results.

        We discussed the findings of our risk assessment with the Compensation Committee. Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking.

  Share Ownership Guidelines

        Members of the Board are subject to the director share ownership requirements which were established, and from time to time are updated, to more closely link directors' interests with those of our shareholders. (See "Compensation Discussion and Analysis—Share Ownership Guidelines" on page 48 of this Proxy Statement for a discussion of the share ownership requirements for our Executives.)

  Fiscal Year 2012 Share Ownership Guidelines

        At its meeting on July 27, 2010, the Board approved amended share ownership guidelines for its non-management directors, which became effective on July 27, 2010, and which require that each non-management board member own that number of shares equal in value to four times the annual board retainer, measured quarterly based on the quarter closing share price. The Board determined that this guideline, based on a multiple equal to four times its cash retainer, was aligned with market practice. At its meeting on April 27, 2011, the Compensation Committee amended the guidelines to provide that shares owned directly or indirectly, including unvested restricted shares and restricted share units, will be counted in the determination of whether the non-management director share ownership guidelines have been satisfied. On April 25, 2012, the guidelines were further amended to permit directors to sell such number of shares as may be necessary to cover the tax liability associated with the vesting of equity awards.

COMPENSATION OF DIRECTORS

        The Board approved the compensation for our non-management directors for fiscal year 2012 at its meeting on April 27, 2011, as set forth below. In addition, on July 25, 2012, the Board approved an increase in the cash retainer for board service from $72,000 to $80,000 per year, and an increase in the value of the annual equity-based award for non-management directors from $200,000 to $250,000; these changes will become effective on October 24, 2012. Seagate does not pay management directors for board service in addition to their regular employee compensation. While Seagate would pay the retainer disclosed below to a non-management director serving as the Chairperson of the Board, Mr. Luczo is currently serving in that position and therefore does not receive such retainer. Further, Dr. Jeong, as the Samsung appointee to our Board, does not receive any compensation from Seagate except for reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board.

Cash Compensation

Board or Board Committee	Membership	Retainer as of July 2, 2011
Board of Directors	Non-executive Chairperson	$150,000
	Member	$72,000
Audit Committee	Chairperson	$30,000
	Member	$15,000
Compensation Committee	Chairperson	$20,000
	Member	$10,000
Nominating and Corporate Governance Committee	Chairperson	$20,000
	Member	$10,000
Finance Committee	Chairperson	$20,000
	Member	$10,000
Lead Independent Director		$30,000

Fiscal Year 2012 Director Equity Compensation Program

        Unless otherwise determined by the Board, each newly appointed or elected non-management director received an initial restricted share unit grant equal in number to $200,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an Annual General Meeting of Shareholders ("AGM"), this dollar amount was pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board could have awarded a lesser number of restricted share units. The grant date for each such award was the date of the director's election or appointment. Generally, each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at the AGM. All restricted share unit grants will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the Seagate Technology plc 2012 Equity Incentive Plan (the "2012 Plan")).

        Each year at the AGM, commencing with the 2012 AGM, unless otherwise determined by the Board, each non-management director who is elected to the Board shall automatically receive a grant of restricted share units equal in number to $250,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest share. The grant date for each such award will generally be the date of the AGM. Generally, each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at the

AGM. All restricted share unit grants will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the 2012 Plan).

        In addition to the annual director compensation and committee retainers paid to our independent non-management directors, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of the Board and its Committees; no additional compensation is provided for attending Board or Committee meetings. Effective as of January 1, 2011, Board members were no longer eligible to participate in the Company's nonqualified deferred compensation plan. (For a description of the plan, see "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan" elsewhere in this Proxy Statement.)

Director Compensation for Fiscal Year 2012

        The table below summarizes the compensation paid or awarded to our non-management directors for fiscal year 2012.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)	Option Awards ($)	Total ($)
Frank J. Biondi, Jr.	117,149	255,103	—	372,252
Michael R. Cannon	100,616	255,103	—	355,719
William T. Coleman(1)	—	125,946	—	125,946
Jay L. Geldmacher(2)	—	125,946	—	125,946
Seh-Woong Jeong(3)	—	—	—	—
Lydia M. Marshall	110,236	255,103	—	365,339
Kristen M. Onken(4)	50,651	245,758	—	296,409
Chong Sup Park(5)	115,884	255,103	—	370,987
Gregorio Reyes	94,500	255,103	—	349,603
John W. Thompson(6)	29,571	—	—	29,571
Edward J. Zander	93,836	255,103	—	348,939

(1)
Mr. Coleman was appointed to the Board on April 26, 2012.

(2)
Mr. Geldmacher was appointed to the Board on April 26, 2012.

(3)
Dr. Jeong was appointed to the Board on April 26, 2012. The terms of the Shareholder Agreement pursuant to which Dr. Jeong was appointed to the Board do not provide for the payment of any compensation for service on our Board, except for reimbursement for out-of-pocket expenses. The Board therefore determined that Dr. Jeong would not be eligible to receive the cash and equity award compensation otherwise payable to our non-management board members.

(4)
Ms. Onken was appointed to the Board on December 1, 2011.

(5)
Dr. Park serves as the Lead Independent Director for the Board.

(6)
Mr. Thompson retired from the Board effective October 26, 2011. He was not issued any equity awards during fiscal year 2012.

(7)
The amounts shown represent the aggregate grant date fair value of restricted share unit awards granted in fiscal year 2012 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation ("ASC 718"). Such amounts do not represent amounts paid to or realized by the non-management director. See Note 11, "Compensation" of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for fiscal year 2012 regarding assumptions underlying valuation of equity awards. Additional information regarding the restricted share units awarded to or held by each non-management director on the last day of fiscal year 2012 is set forth in the table below.

Director	Number of RSUs Granted in Fiscal Year 2012(a)	Aggregate Number of RSUs held as of 6/29/12	Aggregate Number of Restricted Shares held as of 6/29/12	Aggregate Number of Options held as of 6/29/12
Frank J. Biondi, Jr.	15,718	15,718	3,750	155,000
Michael R. Cannon	15,718	15,718	—	—
William T. Coleman	4,051	4,051	—	—
Jay L. Geldmacher	4,051	4,051	—	—
Seh-Woong Jeong	—	—	—	—
Lydia M. Marshall	15,718	15,718	3,750	55,000
Kristen M. Onken	14,124	14,124	—	—
Chong Sup Park	15,718	15,718	3,750	58,700
Gregorio Reyes	15,718	15,718	3,750	64,000
Edward J. Zander	15,718	15,718	6,250	65,000

(a)
On October 26, 2011, each non-management director then serving was granted 15,718 restricted share units ("RSUs") with a per share grant date fair value of $16.23; we did not grant any restricted shares or options to our non-management directors during fiscal year 2012. Ms. Onken was granted 14,124 restricted share units in connection with her appointment to the Board on December 1, 2011 with a grant date fair value of $17.40 per share. Each of Messrs. Coleman and Geldmacher was granted 4,051 restricted share units in connection with his appointment to the Board on April 26, 2012 with a grant date fair value of $31.09 per share.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on August 10, 2012, except as noted below, by (1) each person who is known by us to beneficially own more than five percent of our outstanding voting securities, (2) each director, nominee and NEO and (3) all of our directors and Executives as a group. We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned, subject to applicable community property laws. For purposes of the table below, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days of August 10, 2012.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Greater than five percent holders:
FMR LLC	36,192,911	(2)	9.01%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.	21,738,337	(3)	5.41%
40 East 52nd Street
New York, NY 10022
Greenlight Capital, LLC.	23,114,026	(4)	5.75%
140 East 45th Street
New York, NY 10017
Legg Mason & Co., LLC.	24,337,193	(5)	6.06%
100 International Drive
Baltimore, MD 21202
Samsung Electronics Co., Ltd	45,239,490	(6)	11.26%
Samsung Electronics Bldg.,
1320-10, Seocho 2-dong,
Seocho-gu, Seoul 137-857, Korea

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Directors and named executive officers:
Stephen J. Luczo	3,880,317	(7)	*
Patrick J. O'Malley	693,484	(8)	*
Robert W. Whitmore	270,799	(9)	*
William D. Mosley	313,790	(10)	*
Kenneth M. Massaroni	230,808	(11)	*
David H. Morton, Jr.	18,824	(12)	*
Albert A. Pimentel	475,271	(13)	*
D. Kurt Richarz	443,363	(14)	*
Frank J. Biondi, Jr.	67,780	(15)	*
Michael R. Cannon	17,225	(16)	*
Mei-Wei Cheng	—	(17)	*
William T. Coleman	7,753	(18)	*
Jay L. Geldmacher	—	(19)	*
Seh-Woong Jeong	—	(20)	*
Lydia M. Marshall	80,530	(21)	*
Kristen M. Onken	—	(22)	*
Chong Sup Park	83,730	(23)	*
Gregorio Reyes	58,820	(24)	*
Edward J. Zander	93,259	(25)	*
All directors and Executives as a group (19 persons)	6,735,753		1.67%

*
Less than 1% of Seagate's ordinary shares outstanding.

(1)
Percentage of class beneficially owned is based on 401,721,419 ordinary shares outstanding as of August 10, 2012. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 10, 2012, restricted share units ("RSUs") and performance share units ("PSUs") vesting within 60 days of August 10, 2012, and all restricted shares and performance shares, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, PSUs, restricted shares and/or performance shares, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Based solely on information reported by FMR LLC on the third amendment to Schedule 13G filed with the SEC on February 14, 2012 and reporting ownership as of December 31, 2011. FMR LLC has sole voting power over 11 shares and sole dispositive power over 36,192,911 ordinary shares.

(3)
Based solely on information reported by BlackRock, Inc. on amendments 2 and 3 to Schedule 13G filed with the SEC on February 8, 2012 and February 13, 2012, respectively, and reporting ownership as of December 30, 2011 and January 31, 2012, respectively. As of January 31, 2012, BlackRock has sole voting and sole dispositive power over 21,738,337 ordinary shares.

(4)
Based solely on information reported by Greenlight Capital, L.L.C ("Greenlight LLC"), Greenlight Capital, Inc. ("Greenlight Inc."), DME Management GP, LLC ("DME Management GP"), DME Advisors, LP ("DME Advisors"), DME Capital Management, LP ("DME CM"), DME Advisors GP, LLC ("DME GP" and together with Greenlight LLC, Greenlight Inc., DME Management GP, DME Advisors and DME CM, "Greenlight"), and David Einhorn, the principal of Greenlight, on the Schedule 13G filed with the SEC on June 11, 2012, and reporting ownership as of June 1, 2012. The Schedule 13G reports that Mr. Einhorn has shared voting power and shared dispositive power over 23,114,026 ordinary shares. This number consists of (A) an aggregate of 6,027,560 ordinary shares held for the accounts of (i) Greenlight Capital, L.P. of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, and (ii) Greenlight Capital Qualified, L.P. of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (B) 8,653,966 ordinary shares held for the account of Greenlight Capital Offshore Partners for which Greenlight Inc. acts as investment manager, (C) 2,494,800 ordinary shares held for the account of Greenlight Capital (Gold), LP of which DME Management GP is the general partner and for which DME CM acts as investment manager, (D) 2,503,600 ordinary shares held for the account of Greenlight Capital Offshore Master (Gold), Ltd. for which DME CM acts as investment manager, (E) 3,205,700 ordinary shares held for a managed account for which DME Advisors acts as investment manager, and (F) 228,400 ordinary shares held for the account of Greenlight Masters Partners, LP, for which Mr. Einhorn may be deemed to have indirect investment and/or voting power through its general partners and/or investment manager. DME GP is the general partner of DME Advisors and of DME CM.

(5)
Based solely on information reported by Legg Mason & Co., LLC ("Legg Mason") on Standard Form TR-1 provided to Seagate on July 5, 2012, and reporting ownership as of July 4, 2012. Legg Mason has sole voting and sole dispositive power over 24,337,193 ordinary shares.

(6)
Based solely on information reported by Samsung Electronics Co., Ltd. on the Schedule 13D filed with the SEC on December 20, 2011 and reporting ownership as of December 19, 2011. Samsung Electronics Co., Ltd. has sole voting and sole dispositive power over 45,239,490 ordinary shares.

(7)
Includes 1,121,875 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 65,000 PSUs vesting within 60 days of August 20, 2012 (whose vesting may be delayed until the opening of the next trading window), 1,250 restricted shares and 37,500 performance shares held directly by Mr. Luczo, 150,000 ordinary shares held by Red Zone Holdings Limited Partnership, 150,000 ordinary shares held by Red Zone II Limited Partnership, and 2,354,692 ordinary shares held by the Stephen J. Luczo Revocable Trust dated January 26, 2001.

(8)
Includes 354,922 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 18,000 performance shares held directly by Mr. O'Malley, 14,625 PSUs vesting within 60 days of August 20, 2012 (whose vesting may be delayed until the opening of the next trading window), and 305,937 ordinary shares owned directly by Mr. O'Malley.

(9)
Includes 146,665 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 24,590 performance shares held directly by Mr. Whitmore, 14,625 PSUs vesting within 60 days of August 20, 2012 (whose vesting may be delayed until the opening of the next trading window), and 84,919 ordinary shares owned directly by Mr. Whitmore.

(10)
Includes 247,083 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 2,500 restricted shares and 16,500 performance shares held directly by Mr. Mosley, 14,625 PSUs vesting within 60 days of August 20, 2012 (whose vesting may be delayed until the opening of the next trading window), and 33,082 ordinary shares owned directly by Mr. Mosley.

(11)
Includes 181,249 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of August 10, 2012, 3,125 restricted shares held directly by Mr. Massaroni, 2,550 RSUs vesting within 60 days of August 10, 2012, 17,000 PSUs vesting within 60 days of August10, 2012 (whose vesting may be delayed until the opening of the next trading window), and 26,884 ordinary shares owned directly by Mr. Massaroni.

(12)
Includes 12,292 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of August 10, 2012, 6,342 RSUs vesting within 60 days of August 10, 2012, and 190 ordinary shares owned directly by Mr. Morton.

(13)
Includes 299,373 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of August 10, 2012, 6,250 restricted shares and 83,250 performance shares held directly by Mr. Pimentel, 27,750 ordinary shares held directly by Mr. Pimentel and 58,648 ordinary shares held by the Pimentel Family Trust.

(14)
Includes 394,150 ordinary shares subject to options that are currently exercisable or which become exercisable within 60 days of August 10, 2012, 13,300 performance shares held directly by Mr. Richarz, 14,625 PSUs vesting within 60 days of August 10, 2012 (whose vesting may be delayed until the opening of the next trading window), and 21,288 ordinary shares held directly by Mr. Richarz.

(15)
Includes 42,082 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 3,750 restricted shares held directly by Mr. Biondi and 21,948 ordinary shares held by the Biondi Family Trust.

(16)
Represents 17,225 ordinary shares held by the Michael R Cannon Trust.

(17)
Mr. Cheng does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(18)
Represents 7,300 ordinary shares held directly by Mr. Coleman and 453 ordinary shares held through Mr. Coleman's 401(k) plan.

(19)
Mr. Geldmacher does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(20)
Mr. Jeong does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(21)
Includes 52,082 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 3,750 restricted shares held directly by Ms. Marshall and 24,698 ordinary shares owned directly by Ms. Marshall.

(22)
Ms. Onken does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(23)
Includes 55,782 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 3,750 restricted shares held directly by Dr. Park and 24,198 ordinary shares held by the Park Family Trust.

(24)
Includes 23,582 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012 (of which 9,000 will expire on October 27, 2012 if not exercised before such date), 3,750 restricted shares held directly by Mr. Reyes and 31,488 ordinary shares held by the Gregorio & Vanessa Reyes Trust.

(25)
Includes 56,561 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 10, 2012, 6,250 restricted shares held directly by Mr. Zander and 30,448 shares held by the Zander Living Trust.

PROPOSAL 2 – TO APPROVE THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

(Ordinary Resolution)

General

        The Board is seeking the approval of our shareholders for an amendment to the Seagate Technology plc Employee Stock Purchase Plan (the "ESPP") to (i) increase by 10,000,000 the number of shares available for purchase by eligible employees from 40,000,000 to 50,000,000 shares, and (ii) delete the provision permitting automatic annual increases in the number of shares reserved for issuance under the ESPP, along with the 75,000,000 lifetime share limit. The ESPP was adopted by the Compensation Committee on October 24, 2002, approved by our shareholders on December 3, 2002 and became effective December 10, 2002. Effective as of the fiscal year ended June 27, 2003, the Board decided that the provision permitting automatic annual increases in the number of ordinary shares reserved for issuance under the ESPP would not apply until the Board determined otherwise. The ESPP was amended effective as of October 26, 2006 to increase the ordinary shares available for purchase thereunder by 10,000,000 shares (from 20,000,000 to 30,000,000 shares). The ESPP was further amended effective as of October 28, 2009 to increase the ordinary shares available for purchase thereunder by 10,000,000 shares (from 30,000,000 to 40,000,000 shares).

        Currently, a total of 40,000,000 ordinary shares of Seagate are reserved for issuance under the ESPP and approximately 56,000 employees worldwide are eligible to participate in the ESPP. For purchase periods commencing on or after August 1, 2009, the maximum number of shares that can be purchased by participants in any purchase period is limited to 1,500,000 shares in the aggregate. As of July 31, 2012, we have issued approximately 37,000,000 shares under this plan to employee participants, leaving an insufficient number of shares to allow us to continue to offer the ESPP to our eligible employees in the U.S. and globally. We believe the requested 10,000,000 new shares, when added to shares that remain available for issuance under the ESPP, will be sufficient to permit participating employees to continue purchasing shares for at least 3 years.

        The Board is therefore recommending the addition of 10,000,000 shares to the total shares available for purchase under the ESPP to ensure that eligible employees continue to have the opportunity to invest in Seagate. The Board believes that the additional shares will enable us to continue to attract and retain the talented employees necessary for our continued growth and success. In addition, the ESPP provides an incentive for employees to acquire our ordinary shares, which aligns their interests with those of our shareholders. The Board is also recommending the deletion of the provision permitting automatic annual increases in the number of shares reserved for issuance under the ESPP, along with the 75,000,000 lifetime share limit, so that our shareholders are able to specifically approve any and all increases to the pool of shares available for issuance to employees under the ESPP.

        The full text of the ESPP, as proposed to be amended and restated, is included as Annex A to this proxy statement as it would read if this proposal were to be approved by our shareholders. Below is a summary of certain key provisions of the ESPP, which is qualified in its entirety by reference to the full text of the ESPP.

Description of the ESPP

        Purpose and General Information about the ESPP.    We adopted the ESPP to provide employees of Seagate and its designated subsidiaries an opportunity, during specified periods ("Offering Periods"), to purchase ordinary shares through accumulated payroll deductions. The ESPP provides eligible employees (including officers and directors who are employees) of Seagate and certain designated subsidiaries with the right to purchase ordinary shares of Seagate at a discount to their market value. For U.S. taxpayers, the ESPP is intended to satisfy the requirements to receive the tax advantages allowed under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended.

        Eligibility.    Employees of Seagate or a designated subsidiary who are employed as of the first day of a given Offering Period (an "Offering Date") are eligible to participate in the ESPP provided they have satisfied the minimum employment period established by the Administrative Committee (as defined below). Currently, an employee must be actively employed on or before the first Friday of the open enrollment period before an Offering Date in order to be eligible to participate in the Offering Period that commences on that Offering Date. In addition, an employee is not eligible to participate in the ESPP if he or she would be deemed to own five percent (5%) or more of the total combined voting power or value of all classes of Seagate shares or the shares of any of its subsidiaries (including shares purchased under the ESPP or under any other outstanding options) immediately after such employee is granted a right to purchase shares under the ESPP.

        Directors who are not employees of Seagate or a designated subsidiary, consultants, independent contractors, temporary workers employed by a third party, and employees of non-designated subsidiaries of Seagate are not generally eligible to participate in the ESPP.

        Administration.    The ESPP is administered by a committee appointed by the Board. Currently, the ESPP is being administered by the Seagate Benefits Administrative Committee (the "Administrative Committee"). The Administrative Committee has full power, to be exercised in a manner not inconsistent with the ESPP, to adopt, amend and rescind any rules for the administration of the ESPP, to construe and interpret the ESPP, to exercise any and all powers allocated to the Board under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Members of the Administrative Committee receive no additional compensation for their services in connection with the administration of the ESPP.

        Offering Periods.    The ESPP is implemented by a series of Offering Periods during which shares are purchased through payroll deductions ("Purchase Periods"). Each Offering Period is six months in length (beginning on February 1 and August 1 of each year) and consists of one Purchase Period that runs concurrently with such Offering Period. The last trading day of each Purchase Period is called a "Purchase Date."

        Purchase of Shares.    An employee who has satisfied the eligibility criteria will automatically be granted an option to buy ordinary shares under the ESPP on the first Offering Date on which he or she is eligible, and on each Offering Date thereafter. Assuming an eligible employee has appropriately completed the applicable paperwork, payroll deductions will commence on the first payroll date following the Offering Date and will end on the last payroll date on or prior to the next Purchase Date, unless the employee terminated his or her participation earlier in accordance with the ESPP. The option to buy ordinary shares is exercised automatically on each Purchase Date.

        Purchase Price.    The purchase price for a Purchase Period will generally be equal to 85% of the lesser of (a) the closing price for our ordinary shares on the Offering Date or (b) the closing price for our ordinary shares on the Purchase Date.

        Securities to be Purchased.    The securities to be purchased under the ESPP are ordinary shares of Seagate. Ordinary shares are issued directly to an ESPP participant from Seagate and are registered with the SEC under a special form of registration statement applicable to employee benefit plans.

        Plan Amendment and Termination.    The Board has the power to terminate or amend the ESPP at any time, subject to specified restrictions protecting the rights of participating employees and the right of shareholders to vote to approve any increases in the number of shares available for issuance under the ESPP. Upon a termination of the ESPP, the Board may, in its discretion: (a) return the payroll deductions credited to participants' accounts to such participants, or (b) set an earlier Purchase Date with respect to the Offering Period(s) and Purchase Period(s) then in progress.

        Change in Capitalization; Change of Control.    In the event any change is made in our capitalization, such as a reorganization, merger, share split or share dividend, that results in an increase or decrease in the number of our outstanding ordinary shares without receipt of consideration by us, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by our shareholders. In the event of our liquidation or dissolution, the Offering Period then in progress will terminate immediately prior to the consummation of such event, unless otherwise provided by our Board. In the event of a Change of Control (as defined below), if provided by our Board, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, in the Board's discretion, such options will continue unchanged. Alternatively, the Board may provide that the Offering Period then in progress will be shortened and a new purchase date will be set or that all outstanding options will terminate and any accumulated payroll deductions will be returned to participants.

        Under the ESPP, "Change of Control" means the consummation or effectiveness of any of the following events: (a) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (b) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (c) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

        Plan Benefits and Number of Shares Purchased by Certain Individuals and Groups.    The actual number of ordinary shares that may be purchased by any individual under the ESPP is not determinable in advance since participation is voluntary and the number is determined, in part, on the basis of the contributed amount and the purchase price. The following table sets forth the aggregate number of our ordinary shares which were purchased under the ESPP by our Executives during fiscal year 2012 and the corresponding weighted average per-share purchase price.

Name	Number of Shares Purchased	Weighted Average Per Share Purchase Price
Stephen J. Luczo	—	$—
Patrick J. O'Malley	1,540	$11.79
Robert W. Whitmore	—	$—
William D. Mosley	1,370	$11.79
D. Kurt Richarz	1,540	$11.79
Kenneth M. Massaroni	600	$11.79
David H. Morton	541	$11.79
Albert A. "Rocky" Pimentel	—	$—
Executives as a Group (including NEOs) (8 people)	5,591	$11.79

        Our Executives have a financial interest in this proposal because they are eligible to purchase our ordinary shares under the ESPP.

Certain Federal Income Tax Consequences

        Generally, participants in the ESPP who are subject to U.S. taxation will recognize income for purposes of U.S. federal income tax in the year in which they make a disposition of the purchased shares. The U.S. federal income tax liability will depend on whether such disposition is "disqualifying" or "qualifying." A disqualifying disposition is any sale or other disposition which is made within two years after an Offering Date or within one year after a Purchase Date. A qualifying disposition will occur if the sale or other disposition of the shares is made after the participant has held the shares for more than two years after an Offering Date and more than one year after a Purchase Date.

        Upon a disqualifying disposition, a participant will recognize ordinary income equal to the excess of (a) the fair market value of the ordinary shares on the Purchase Date over (b) the purchase price paid for the ordinary shares. Seagate will be entitled to an income tax deduction in an amount equal to such excess for the taxable year in which such disposition occurs. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the participant has held the shares more than one year after the Purchase Date, and will be short-term if the participant has held the shares not more than one year from the Purchase Date. In general, the current maximum U.S. federal income tax rate on long-term capital gains is 15%, and short-term capital gains are taxed at the same rates as ordinary income. The current general maximum U.S. federal income tax rate for ordinary income (and therefore short-term capital gains) is 35%.

        Upon a qualifying disposition, a participant will recognize ordinary income equal to the lesser of: the amount by which the fair market value of our ordinary shares on the date of the qualifying disposition exceeds the purchase price paid for the shares, or the amount by which the fair market value of the shares on the Offering Date exceeds the discounted purchase price (that amount is typically 15% of the fair market value of the shares on the Offering Date). Seagate is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be capital gain. Under current law, the capital gain will be long-term because the shares would be held for more than one year after the Purchase Date. In general, the maximum U.S. federal income tax rate on long-term capital gains is 15%.

        Generally, if the fair market value of the shares on the date of a qualifying disposition is less than the purchase price paid for the shares, the participant will not recognize any ordinary income, and any loss recognized will be a long-term capital loss. However, if the loss arises in connection with a disqualifying disposition, the participant may still recognize as ordinary income, and be taxed on, the excess of (a) the fair market value of the shares on the Purchase Date over (b) the purchase price paid for the shares.

        The text of the resolution in respect of Proposal 2 is as follows:

        "RESOLVED, that the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan be approved."

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan.

PROPOSAL 3 – DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE CAN
RE-ISSUE SHARES OFF-MARKET THAT IT ACQUIRES AS TREASURY SHARES

(Special Resolution)

        Under Irish law, our shareholders must authorize the price range at which Seagate may re-issue in off-market transactions any shares purchased or redeemed by it and not canceled ("Treasury Shares"). In this proposal, that price range is expressed as a percentage of the minimum and maximum of the prevailing market price. Under Irish law, this authorization cannot exceed eighteen months. Accordingly, if adopted, this authority will expire on the close of business on April 24, 2014, unless a renewed authority is approved at the Company's 2013 AGM. Except in respect of Treasury Shares being reissued at nominal value to satisfy an obligation under an employee share scheme or share incentive plan, the authority being sought from our shareholders provides that the minimum and maximum prices at which a Treasury Share may be re-issued are 90% to 120%, respectively, of the closing market price of our ordinary shares on the NASDAQ Global Select Market on the day preceding the day on which the relevant share is re-issued. Any re-issuance of Treasury Shares off-market will only be at price levels that the Board considers to be in the best interests of our shareholders.

        Approval of this proposal, which will be passed as a special resolution, requires the affirmative vote of at least 75% of the votes cast.

        The text of the resolution in respect of Proposal 3 is as follows:

        "RESOLVED, that for purposes of Section 209 of the Companies Act of 1990, the reissue price at which any treasury shares (as defined by Section 209 of the Companies Act of 1990) held by the Company may be reissued off-market shall be as follows:

        (a)   The maximum price at which a treasury share may be re-issued off-market shall be an amount equal to 120% of the closing price on the NASDAQ Global Select Market ("NASDAQ") for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (b)   The minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme (as defined under Section 2(1) of the Companies (Amendment) Act 1983) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (c)   The re-issue price range as determined by paragraphs (a) and (b) shall expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 209 of the Companies Act 1990."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of at least 75% of the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve Proposal 3 regarding the price range at which Seagate may re-issue any Treasury Shares in off-market transactions.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE CAN RE-ISSUE TREASURY SHARES IN OFF-MARKET TRANSACTIONS.

 PROPOSAL 4 – AUTHORIZATION TO HOLD THE 2013 ANNUAL GENERAL MEETING OF
SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND

(Ordinary Resolution)

        Under Section 140 of the Companies Act, 1963 and in accordance with Article 71 of the Company's Articles of Association, the shareholders of the Company may authorize the holding of any Annual General Meeting of Shareholders at a location outside of Ireland. The Board may determine to hold the Annual General Meeting of Shareholders for the fiscal year ending June 28, 2013 (the "2013 Annual General Meeting") outside of Ireland, and is therefore asking our shareholders to authorize holding the 2013 Annual General Meeting of Shareholders at a location outside of Ireland.

        The text of the resolution in respect of Proposal 4 is as follows:

        "RESOLVED, that the Annual General Meeting of Shareholders for the fiscal year ending June 28, 2013 may be held at such place outside Ireland as may be determined by the Directors."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to approve the holding of the 2013 Annual General Meeting outside of Ireland.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AUTHORIZATION TO HOLD THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND.

 PROPOSAL 5 – NON-BINDING ADVISORY VOTE ON THE COMPANY'S
EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

(Ordinary Resolution)

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and related rules of the SEC, we are including in this Proxy Statement a proposal, subject to a non-binding, advisory shareholder vote, to approve our executive compensation policies and procedures as described in the Compensation Discussion and Analysis section of this Proxy Statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to express your views on the compensation paid to our named executive officers through the following resolution. The Company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the Company's 2013 Annual General Meeting.

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

        Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. At our 2011 Annual General Meeting, a majority of our shareholders voted to approve our executive compensation arrangements. As described in detail under the heading "Compensation Discussion and Analysis," below, our executive compensation programs are designed to attract, motivate and retain our Executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic and financial goals, which are expected to result in increased shareholder value.

  Fiscal Year 2012 Compensation Program Highlights

  •
  Cash compensation tied to performance.  At least half of our Executive cash compensation opportunity is based on Company and individual performance. The cash compensation of our named executive officers has fluctuated from year to year, reflecting the Company's financial results. In addition, we have implemented a cap on annual bonus funding.

  •
  Long-term equity incentive compensation tied to performance.  A significant element of our executive compensation programs is tied to Company performance through grants of performance share awards and performance share unit awards for which vesting exclusively depends on: (i) for our threshold performance shares and units, our earnings per share; and (ii) for our other performance shares and units, on a combination of multi-year return on invested capital and relative total shareholder return.

  •
  Compensation unrelated to performance is limited.  Seagate does not have executive employment agreements, guaranteed incentive awards, "golden parachutes," single-trigger change of control severance provisions, executive pensions, perquisites or tax-gross ups for its Executives.

  •
  Share Ownership Guidelines.  Our share ownership guidelines for Executives directly tie executive performance and retained value from our shares to the value returned to our shareholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5 APPROVING THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

 PROPOSAL 6 – NON-BINDING RATIFICATION OF APPOINTMENT OF ERNST & YOUNG
AND BINDING AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS' REMUNERATION

(Ordinary Resolution)

        Ernst & Young served as our independent auditors for the fiscal year ended June 29, 2012. The Audit Committee has selected and appointed Ernst & Young to audit the financial statements of Seagate for the fiscal year ending June 28, 2013 ("fiscal year 2013"). The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify, in a non-binding vote, the appointment of Ernst & Young for fiscal year 2013 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to set the independent auditor's remuneration. Although ratification is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders' views on the Company's independent auditors as a matter of good corporate practice. If the appointment of Ernst & Young is not ratified, the Audit Committee will reconsider whether or not to retain Ernst & Young.

        A representative of Ernst & Young is expected to be present at the 2012 AGM and he or she will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to any appropriate questions from shareholders.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2012 AGM is necessary to ratify the appointment of Ernst & Young as the independent auditors of Seagate for fiscal year 2013 and to authorize the Audit Committee of the Board to set the auditors' remuneration.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6 FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF SEAGATE FOR FISCAL YEAR 2013 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS' REMUNERATION.

 INFORMATION ABOUT THE INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

        The aggregate fees paid or accrued by us for professional services provided by Ernst & Young in fiscal years ended June 29, 2012 and July 1, 2011 are set forth below.

	Fiscal Year
	2012	2011
	(In thousands)
Audit Fees	$5,153	$4,681
Audit-Related Fees	474	326
Tax Fees	97	101
All Other Fees	8	3

Total	$5,732	$5,111

        Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal year 2012 included audit activities related to the acquisition of Samsung's hard disk drive business, and in fiscal year 2011 included services in connection with our debt offerings.

        Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under "Audit Fees". For fiscal years 2012 and 2011, this category includes: pension plan and grant audits, advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements and fees related to due diligence procedures.

        Tax Fees.    This category consists of professional services provided by Ernst & Young for tax compliance services for fiscal years 2012 and 2011, and expatriate tax services for fiscal year 2011.

        All Other Fees.    This category consists primarily of fees for the use of Ernst & Young's online accounting research tool for fiscal years 2012 and 2011.

        In fiscal years 2012 and 2011, all audit, audit-related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company's principal accountant. We are in compliance with these SEC rules. In making its recommendation to ratify the appointment of Ernst & Young as our independent auditors for fiscal year 2013, the Audit Committee considered whether the services provided to us by Ernst & Young are compatible with maintaining the independence of Ernst & Young from us. The Audit Committee has determined that the provision of these services by Ernst & Young is compatible with maintaining that independence.

Pre-Approval of Services by Independent Auditors

        The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chair when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

REPORT OF THE AUDIT COMMITTEE

        Our management is responsible for preparing and presenting our financial statements, and our independent auditors, Ernst & Young, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit Committee responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended June 29, 2012, the Audit Committee performed the following tasks:

  (1)
  reviewed and discussed the audited financial statements for fiscal year 2012 with management and with Ernst & Young;

  (2)
  reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 29, 2012, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework;

  (3)
  reviewed and discussed with Ernst & Young its attestation report on the effectiveness of our internal control over financial reporting as of June 29, 2012, which report was included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2012;

  (4)
  discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including Ernst & Young's judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

  (5)
  received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountant's independence.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2012, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE
Kristen M. Onken, Chair William T. Coleman C.S. Park Gregorio Reyes

August 6, 2012

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Fiscal 2012 Highlights

        Revenues for fiscal year 2012 were $14.9 billion, which represented a 36% increase from revenues of $11.0 billion in fiscal year 2011, primarily due to increases in our selling price per unit and in the total number of units shipped. The increase in the average selling price to $66 per unit, as compared with $54 per unit in the preceding fiscal year, was due primarily to the limited industry supply of hard drives resulting from the severe flooding in Thailand. We shipped 224 million units during fiscal year 2012, which represented a 13% increase over the prior fiscal year. Gross margin as a percentage of revenue increased from 20% in fiscal year 2011 to 31% in fiscal year 2012.

        In fiscal year 2012, we generated operating cash flow of $3.3 billion, used approximately $2.4 billion to repurchase 101 million of our ordinary shares and used $636 million for capital expenditures. We also repaid approximately $670 million in long-term debt. In addition, we consummated the asset purchase agreement with Samsung Electronics Co., Ltd. pursuant to which we acquired certain assets relating to the research and development, manufacture and sale of hard disk drives.

        The following table presents certain key financial metrics for the past three fiscal years:

	Fiscal 2012 (in millions except EPS)	Fiscal 2011 (in millions except EPS)	Fiscal 2010 (in millions except EPS)
Units shipped	224.0	199.0	193.2
Revenues	$14,939	$10,971	$11,395
Gross margin	$4,684	$2,146	$3,204
Operating income	$3,108	$806	$1,740
Net income	$2,862	$511	$1,609
Diluted earnings per share	$6.49	$1.09	$3.14

2012 Executive Compensation Highlights

        The key compensation decisions for fiscal year 2012 were as follows:

  •
  Continued the general philosophy and structure of our executive compensation programs, emphasizing strong alignment between executive pay and corporate financial performance, as approved by a substantial majority of our shareholders at the 2011 Annual General Meeting;

  •
  No base salary increases for our NEOs other than an increase in connection with Mr. Massaroni's promotion to Chief Administrative Officer;

  •
  No increase in the annual bonus opportunity for our NEOs, with actual annual bonus payout at 177.5% of target as a result of strong financial performance during fiscal year 2012; and

  •
  Long-term equity incentives delivered in the form of performance-based awards to enhance long-term strategic incentives for our NEOs that promote alignment with shareholder interests.

  Pay Practices Aligned with Shareholder Interests

        Our compensation philosophy is supported by several specific elements designed to align our executive compensation programs with long-term shareholder interests, including the following:

  •
  NEOs have no employment agreements and are not guaranteed salary increases or bonus payments;

  •
  Over 75% of our NEO total annual targeted compensation is "at risk;"

  •
  A cap of 200% of the target bonus opportunity for funding under the annual bonus plan;

  •
  In fiscal year 2012, our long-term equity incentive awards were based on the achievement of pre-established performance objectives; specifically, return on invested capital, relative total shareholder return and adjusted earnings per share (as described in further detail below);

  •
  No defined benefit pension plan, supplemental executive pension plan or executive perquisites;

  •
  No "single trigger" payouts under our severance and change in control plan, with market-competitive levels of severance benefits;

  •
  No excise tax reimbursements or tax "gross-ups" in connection with a change in control;

  •
  Share ownership guidelines for officers and directors, including the requirement for our NEOs to hold a number of shares approximately equal to a multiple of 3 to 5 times their annual salary;

  •
  No repricing of share options without shareholder approval;

  •
  A "clawback" policy that permits us to recoup cash and equity awards in the event that our financial results are required to be restated due to the fraud or willful misconduct of the executive; and

  •
  No payment of dividends on unvested performance shares until vesting, and no payment of dividend equivalents on unvested performance share units ("PSUs").

  2012 Corporate Governance Highlights

        In addition to implementing performance-based pay practices designed to align our compensation programs with shareholder interests, we also endeavor to maintain good governance standards, including with respect to the oversight of our executive compensation policies and practices. The following key policies and practices were in effect during the 2012 fiscal year:

  •
  We maintain a non-classified Board structure, such that all Board members are elected annually by a majority vote of our shareholders;

  •
  Our Compensation Committee retained an independent compensation consultant, FW Cook, who performs no other work for Seagate or any member of the Compensation Committee;

  •
  On April 26, 2012, the Board adopted a revised Compensation Committee Charter;

  •
  We prohibit our directors, Executives and all other employees from engaging in short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") or in hedging and other monetization transactions with respect to our securities; and

  •
  Our Compensation Committee directs an annual risk assessment of our compensation programs to ensure that our programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

  Named Executive Officers

        The NEOs for fiscal year 2012 are:

Name	Job Title
Stephen J. Luczo	Chairman, President and Chief Executive Officer
Patrick J. O'Malley	Executive Vice President and Chief Financial Officer
Robert W. Whitmore	Executive Vice President and Chief Technology Officer
Kenneth M. Massaroni	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
William D. Mosley	Executive Vice President, Operations

Our Executive Compensation Strategy

        Our executive compensation strategy is designed to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

  •
  attract and retain talented leaders through competitive pay programs;

  •
  motivate Executives to achieve and exceed business objectives as approved by the Board;

  •
  align Executive and shareholder interests to optimize shareholder return with acceptable risk; and

  •
  manage total compensation costs in support of our financial performance.

Our Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of Seagate and our industry, and continued dedicated employment with sustained performance	Attract and retain talented Executives through competitive pay programs
Annual Incentive Executive Officer Performance Bonus (EPB) Plan	Achievement of Company annual financial and operational goals	Motivate Executives to achieve and exceed annual business objectives
Long-term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals such as revenue growth, return on invested capital and total shareholder return relative to peers	Align Executive and shareholder interests to optimize shareholder return Motivate Executives to achieve and exceed long-term business objectives

Role of Our Compensation Committee

        The Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Compensation Committee, which consists of independent directors, is responsible for the review and approval of all aspects of our executive compensation programs and approving all compensation recommendations for our Executives, including:

  •
  review and approval of corporate incentive goals and objectives relevant to compensation;

  •
  evaluation of executive performance results in light of such goals and objectives;

  •
  evaluation of the competitiveness of each Executive's total compensation package; and

  •
  approval of any changes to the total compensation package, including base salary, annual and long-term incentive award opportunities, share ownership guidelines and retention programs.

        The Compensation Committee recommends to the independent directors of the Board any material changes to compensation, compensation plans and equity grants specific to our CEO. To ensure the continuity of leadership and to form the basis of ongoing leadership assignments, the Compensation Committee and the Board, on an annual basis, conduct a succession planning review of senior leadership. During this review, the directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates.

        The Compensation Committee is supported in its work by our Senior Vice President of Human Resources, her staff and an executive compensation consultant, as described below.

Role of the Compensation Consultant

        The Compensation Committee retained FW Cook, its own independent consultant, for advice and counsel throughout fiscal year 2012 to provide an external review of compensation proposals and to help align compensation to our executive compensation strategy. FW Cook's consulting during fiscal year 2012 included oversight on the risk assessment of compensation programs directed by the Compensation Committee, as well as consultation in support of the Compensation Committee's decisions regarding compensation programs involving NEOs, including salary changes, determination of equity awards, annual incentive plan design, severance plan revisions and share ownership guidelines. FW Cook also developed recommendations to the Compensation Committee for changes to the compensation of our CEO.

        FW Cook also provided advice to the Compensation Committee regarding non-employee director compensation. FW Cook is not permitted to provide services to Company management except as directed by the Compensation Committee, and did not provide any such services in fiscal year 2012. The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

Role of our CEO and Management in Decision-Making Process

        Within the framework of the compensation programs approved by the Compensation Committee and based on management's review of market competitive practices, each year our CEO, Mr. Luczo, recommends the amount of base salary increase (if any), the annual incentive bonus and the long-term incentive award value for our Executives, including the other NEOs. These recommendations are based upon his assessment of each Executive's performance, as well as the Company's performance as a whole, and individual retention considerations. The Compensation Committee reviews Mr. Luczo's recommendations and approves any changes affecting our Executives' compensation as it determines in its sole discretion. Mr. Luczo does not play any role with respect to any matter affecting his own compensation.

        Our Senior Vice President of Human Resources, along with members of her staff, assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters. Our Human Resources department retained Exequity LLP to advise and assist management in the planning and development of Mr. Luczo's recommendations to the Compensation Committee.

Prior Year's Say-on-Pay Vote

        We conducted our first advisory, non-binding "Say-on-Pay" vote on the compensation of our NEOs at the 2011 AGM. Our shareholders approved the compensation of our NEOs by a substantial margin (98.5%) of shareholder votes cast in favor of our executive compensation programs. In evaluating our executive compensation programs for fiscal year 2012, the Compensation Committee was mindful of the strong support our shareholders expressed for our compensation philosophy and objectives, and retained our general approach to executive compensation, including continued emphasis on programs that reward our Executives for generating sustainable profitability and delivering long-term value for our shareholders.

        In light of the voting results of the 2011 AGM with respect to the frequency of shareholder votes on executive compensation, where a majority (88.9%) of votes were cast for "Say-on-Pay" proposals to occur every year, the Board decided that the Company will hold an annual advisory vote on the compensation of NEOs until the next required vote on the frequency of "Say-on-Pay" proposals. Accordingly, we currently expect to hold the next shareholder vote on the frequency of "Say-on-Pay" proposals at the Company's 2017 Annual General Meeting of Shareholders.

Executive Market Comparison Peer Group

        The Compensation Committee reviews NEO assignments and establishes ranges for each element of executive pay after reviewing similar information for a defined group of companies (the "NEO Peer Group") that compete for similar executive talent. The Compensation Committee relies on analyses of disclosures and published surveys of compensation among the NEO Peer Group companies when considering compensation for Executives in similar roles.

        As part of our annual review cycle, the Compensation Committee reviewed the NEO Peer Group and made minor revisions to the selection criteria to ensure continued alignment with the peer group companies in relation to size, scope and financial metrics. Peer group companies were selected based on a similar industry classification (as defined by Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment, excluding wholesale distributors), having a minimum market value of $3 billion, and $4-$35 billion in trailing twelve-month sales. Specifically, for fiscal year 2012, the NEO Peer Group included the following companies:

Peer Group for Fiscal Year 2012

	Sales(1)
Company Name	TTM ($M)	FYE ($M)	Market Value(1) ($M)
ADVANCED MICRO DEVICES	$6,491	$5,403	$4,948
AGILENT TECHNOLOGIES INC	$5,046	$4,481	$12,054
APPLIED MATERIALS INC	$8,189	$5,014	$16,500
BROADCOM CORP	$6,216	$4,490	$18,639
CORNING INC	$6,399	$5,395	$28,547
EMC CORP/MA	$16,227	$14,026	$43,310
FLEXTRONICS INTERNATIONAL	$26,485	$24,111	$5,632
HARRIS CORP	$5,408	$5,206	$5,797
JABIL CIRCUIT INC	$13,409	$13,409	$3,341
MICRON TECHNOLOGY INC	$8,482	$8,482	$8,224
MOTOROLA INC	$19,342	$22,044	$19,173
NETAPP INC	$4,231	$3,931	$19,015
QUALCOMM INC	$10,729	$10,416	$72,491
SANDISK CORP	$4,741	$3,567	$8,770
TEXAS INSTRUMENTS INC	$13,446	$10,427	$35,342
TYCO ELECTRONICS LTD	$12,070	$12,070	$14,160
WESTERN DIGITAL CORP	$10,038	$9,850	$7,353
XEROX CORP	$19,876	$15,179	$16,229

Peer Group Median	$9,260	$9,166	$15,194
Peer Group Average	$10,935	$9,861	$18,862

SEAGATE TECHNOLOGY PLC	$11,429	$11,395	$6,944

(1)
As of October 29, 2010

How We Determine Individual Compensation Amounts

        Company management, including Mr. Luczo, reviews with the Compensation Committee all compensation elements for our NEOs at least annually, and the Compensation Committee determines the value of each compensation element as described below. The proportion of each pay element value (i.e., the compensation mix) relative to total compensation varies by individual, although for all NEOs the largest portion of pay is variable and contingent on our financial performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as NEO Peer Group market data. Mr. Luczo's total annual target compensation is higher than the other NEOs' total annual target compensation, reflecting the significantly greater job scope, level of responsibility and impact on business performance for our CEO compared with other NEOs, as well as the fact that a greater portion of Mr. Luczo's total annual target compensation is "at risk." The Compensation Committee has determined this differential is consistent with that found among our NEO Peer Group companies. For fiscal year 2012, the mix of total annual target compensation for Mr. Luczo was 13% annual base salary, 20% target annual incentive and 67% long-term equity incentives, and the average mix of total annual target compensation for our other NEOs was 24% annual base salary, 24% target annual incentive and 52% long-term equity incentives.

Total Annual Target Compensation Mix

Mr. Luczo

Other NEOs
(Average)

        While we do not specifically benchmark the total annual compensation of our Executives to a particular market percentile, the total annual target compensation (including base salary, target annual incentive and long-term incentives) for the NEOs is generally targeted between the 50th and 60th percentiles for similar positions within the NEO Peer Group. We believe that this range for the total executive pay opportunity is necessary to attract and retain top leadership talent in a competitive labor market in our industry segment, particularly in light of the uncertainty as to actual amount of pay that each NEO can earn given the volatility of our business. Due to our emphasis on performance-based pay, the amounts actually received by our NEOs are heavily dependent on the Company's financial performance.

        While we considered the practices and performance of the NEO Peer Group companies in setting compensation targets for our NEOs under our compensation programs, we did not compare our performance with the performance of the NEO Peer Group companies when evaluating salary levels or determining the size of particular incentive awards. In addition, the percentile target represents only a targeted range, and the actual target amounts and compensation mix vary for each NEO on the basis of various factors, none of which is specifically weighted, including seniority, importance of the position to our organization, length of service, overall retention value, internal pay equity, and projected future value of the total compensation package.

Base Salary

        Base salaries are the fixed annual cash amounts paid to our NEOs on a biweekly basis. In reviewing and determining base salaries, the Compensation Committee considers:

  •
  competitive market levels for comparable positions in the NEO Peer Group;

  •
  related experience;

  •
  internal pay equity;

  •
  expected future contributions;

  •
  overall ability to influence our financial performance and the strategic impact of the role; and

  •
  the ease or difficulty of replacing the incumbent.

        The strategic positioning for our NEOs' base salaries is the 50th percentile of the NEO Peer Group. Salaries are reviewed annually and may be revised to reflect significant changes in the scope of an NEO's responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the NEO Peer Group by providing a greater emphasis on compensating our Executives through the use of performance-based incentives, consistent with our strategy of motivating Executives to achieve and exceed annual and multi-year business objectives.

        During fiscal year 2012, Mr. Massaroni's base salary was increased from $425,000 to $500,000 to reflect his promotion to Chief Administrative Officer and the increased scope of his responsibilities in connection with this promotion. The base salaries of the other NEOs were not changed during fiscal year 2012.

Annual Bonus Plan

        All NEOs participate in our shareholder-approved Executive Officer Performance Bonus Plan ("EPB"), which is designed to promote achievement of our annual financial and operational goals as approved by the Compensation Committee. The general target bonus for each NEO reflects competitive market levels for comparable positions in the NEO Peer Group at the 60th percentile, as well as internal pay equity considerations. Actual payments under the EPB may be above or below this level, based on performance results. Individual awards paid to each NEO following the end of the performance period are determined by the Compensation Committee after certifying our financial and operational performance. The Compensation Committee also recommends to the independent directors of the Board the material terms of Mr. Luczo's bonus opportunity under the EPB, including the amount of Mr. Luczo's target bonus opportunity, as well as the payout level based on performance results.

        On July 27, 2011, the Compensation Committee authorized the performance metrics and funding targets to be used for calculating annual bonus awards for each Executive for fiscal year 2012 under the EPB. Funding of the EPB for fiscal year 2012 was determined based on the Company's performance with respect to the following metrics for fiscal year 2012:

  •
  revenues,

  •
  operating margin (defined as adjusted earnings before interest, taxes and bonus, divided by revenues), and

  •
  a quality metric, referred to as Reliability Quality Competitiveness Best in Class ("RQC BiC"), which is a measure of how our key customers view Seagate's product quality compared with the product quality of our competitors.

While we track many operational and strategic performance goals throughout the year, operating margin and revenue together are considered an important measure of our success in achieving profitable growth and were selected for fiscal year 2012 to better align payouts under the EPB with the Company's profitability year over year. Adjustments to earnings for purposes of determining the operating margin excluded the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and/or foreseen at the time the performance targets were established. The adjustments are reviewed and approved by the Compensation Committee. RQC BiC was retained as a modifier to the overall bonus funding calculation for fiscal year 2012 because quality is considered a critical part of our overall business performance.

        The combination of the three performance metrics noted above was used to determine the applicable percentage of our annual revenues that would be allocated to the overall bonus pool to be used for the payment of bonuses to all eligible employees, including to our Executives under the EPB. For purposes of illustration, the range of overall bonus funding as a percentage of target for fiscal year 2012, assuming annual revenues of $12 billion and the achievement of the minimum level of RQC BiC of 80%, would be as indicated below for the achievement of operating margin at the threshold, target and maximum levels for fiscal year 2012:

Performance Level	Operating Margin	Funding as % of Target
Threshold	7.0%	50%
Target	9.5%	100%
Maximum	14.0%	200%

        Actual funding is determined based on the adjusted operating margin, the level of revenues and RQC BiC actually achieved during fiscal year 2012. Once the Company achieves or exceeds the threshold operating margin, the combination of actual operating margin and revenues determines preliminary funding. This amount is then modified by a factor based on the actual RQC BiC results, with up to 25% of the funding "at risk" if we do not achieve the minimum RQC BiC in each of our five key markets each quarter.

        The funded amount, once approved by the Committee, is allocated among eligible participants in the EPB. Funding for individual bonuses paid to our NEOs is based upon each executive's target bonus expressed as a percentage of base salary. For fiscal year 2012, Mr. Luczo had a target bonus equal to 150% of his annual base salary (reflecting that a larger portion of his total annual target compensation is "at risk" than is the case of the other NEOs) and the other NEOs had a target bonus equal to 100% of their individual annual base salaries. The Compensation Committee, with respect to all NEOs except our CEO, and the Board, with respect to our CEO, retain the discretion to reduce the amount of the bonus payout based on their overall assessment of the Company's performance generally, including factors such as revenues, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance.

        Our performance for fiscal year 2012 greatly exceeded our targeted performance. As a result, funding for EPB was at 177.5% of target, on the basis of achievement of adjusted operating margin of 23.5%, revenues of $14.9 billion and an RQC BiC modifier of 88.75%.

Long-Term Equity Incentives

        In fiscal year 2012, the Compensation Committee awarded equity awards to the NEOs under the terms of our 2004 Share Compensation Plan, as amended (the "2004 SCP"). Future equity awards will be granted under our newly approved 2012 Equity Incentive Plan ("2012 Plan"), which replaced the 2004 SCP. Like the 2004 SCP, the 2012 Plan is designed to:

  •
  focus Executives on achieving longer-term business performance goals;

  •
  provide significant reward potential for outstanding cumulative performance by the Company;

  •
  enhance the Company's ability to attract and retain highly talented Executives; and

  •
  provide the Executive team with an opportunity for greater equity ownership and related incentives to increase shareholder return.

        The Compensation Committee approves annual guidelines to help determine the type and size of equity awards for all Executives, and generally targets between the 50th and 75th percentiles for comparable positions in the NEO Peer Group. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the retention and motivational value of unvested equity, the practices of NEO Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, the pool of available shares, and shareholder dilution. In determining the award for each NEO, the Compensation Committee also considers the Company's goals for retaining the Executive for the long-term and the following factors related to each NEO including:

  •
  potential future contributions to the Company's overall success;

  •
  past equity award history;

  •
  potential future value (holding power) of unvested equity; and

  •
  in the case of our CEO, total shareholder return.

        NEOs generally are awarded equity on an annual basis in mid-September as part of our annual award cycle. For fiscal year 2012, all NEOs' annual equity awards were split evenly between threshold performance share units and performance share units, as described more fully below, reflecting a strong emphasis on pay for performance and the alignment of interests between our NEOs and our shareholders. Mr. Massaroni's equity grant for fiscal year 2012 reflected his promotion to Chief Administrative Officer and was determined on the basis of various factors, none of which were specifically weighted, including: (i) his experience, expertise and familiarity with Seagate's operations; (ii) the market value for long-term equity awards for similar positions within the NEO Peer Group; (iii) the future projected retention value of his outstanding unvested equity awards; and (iv) internal pay equity.

Options

        Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company's ordinary shares on the grant date. Fair market value is defined under the 2004 SCP as the average of the high and low trading price of the Company's ordinary shares on NASDAQ on the grant date. However, under the 2012 Plan, the exercise price will be set as the closing price of the Company's ordinary shares on NASDAQ on the grant date. The grant date and vesting schedule for NEOs are generally the same as for other employees receiving options during the annual award process, but may be different in the case of a new hire or change in position. None of the NEOs received options in fiscal year 2012 in order to place greater emphasis on the achievement of the selected financial operating metrics during the relevant three-year performance period of our performance share units.

Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)

  Restricted Shares and Restricted Share Units

        Restricted shares ("RS") and restricted share units ("RSUs") generally vest in equal annual installments over four years, contingent on continued service. Due to the strong emphasis on pay for performance, our NEOs are not eligible to receive RS or RSUs; all outstanding RS or RSU awards to current NEOs were granted prior to their current position or when the NEO was serving as a non-employee member of the Board. We believe that long-term equity awards made to our NEOs should consist only of options and performance-vesting shares or units.

  Threshold Performance Shares and Threshold Performance Share Units

        Threshold performance shares ("TPS") and threshold performance share units ("TPSUs") are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of specified performance goals. TPS awards were first granted in the fiscal year ended June 27, 2008 ("fiscal year 2008"), with up to 25% of the award vesting on the second anniversary of the grant date, and 25% per year thereafter. TPS awards were also granted in the fiscal year ended July 3, 2009 and fiscal year 2011, with 25% annual vesting starting on the first anniversary of the grant date and 25% per year thereafter. Beginning in fiscal year 2012, our NEOs were granted TPSU awards in lieu of TPS awards in order to facilitate the global administration of our equity programs; however, the vesting criteria for this type of award remained substantially the same as in prior years. Each TPSU represents the right to receive one of our ordinary shares. Under the terms of the TPSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the TPSUs.

        For each tranche of a TPS or TPSU award that is eligible to vest on a vesting date, such vesting is contingent on the Company achieving a threshold adjusted earnings per share ("AEPS") goal of $1.00 for the fiscal year prior to the fiscal year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). TPS and TPSU awards may become fully vested as early as four years from the grant date (five years in the case of TPS awards granted in fiscal year 2008) and, as noted above, remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPS or TPSUs will be forfeited. While still uncertain, vesting for these awards is considered likely if the NEO remains employed throughout the seven-year performance period due to the cumulative vesting feature. For market comparison purposes, we compare the value of TPS and TPSU awards for our NEOs with time-based RS or RSUs awarded by other companies in the NEO Peer Group. For purposes of the TPS and TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with US GAAP, excluding the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established.

        Our AEPS performance for fiscal year 2012 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPS and TPSU awards granted will vest on their next scheduled vesting date following the end of fiscal year 2012.

  Performance Share Units

        Performance Share Units or PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital ("ROIC") over the performance period, modified by the Company's relative total shareholder return ("TSR") percentile compared with a selected peer group. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company's long-term success. In addition, the relative TSR metric rewards financial performance as measured by the change in our share price and the dividends declared during the performance period relative to the performance of the select group of peers. Payout of the targeted number of PSUs will be achieved if target ROIC is attained over the three-year measurement period and relative TSR is at least at the median of the selected peer group. The number of PSUs that will be earned will be determined on the basis of actual ROIC achieved, calculated by linear interpolation between a preset minimum and maximum, and increased or decreased on the basis of whether the relative TSR achieved is at 50th, 75th or above the 75th percentile in relation to the selected peer group.

        Each PSU represents the right to receive one of our ordinary shares. The Compensation Committee will determine the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Assuming the minimum performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 30% of the target number of PSUs (for ROIC of 55.5% of target and relative TSR below the selected peer group median) to 200% of the target number of PSUs (for ROIC in excess of 144.4% of target and relative TSR equal to or above the 75th percentile of the selected peer group). Under the terms of the PSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the PSUs.

        The selected peer group for PSUs awarded in September 2011 included a broader range of companies than the NEO Peer Group to allow for comparison of our performance against a wider subset of technology companies than the companies with whom we frequently compete for executive talent. The selected peer group for purposes of measuring our relative TSR performance consisted of the 27 companies listed in the table below, meeting all of the following criteria:

  •
  Similar industry classification (defined as companies in Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment), excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors, and

  •
  Trailing twelve-month sales at least $4 billion.

 PSU Peer Group

Advanced Micro Devices, Inc.	Jabil Circuit Inc.
Agilent Technologies Inc	Juniper Networks, Inc.
Apple Inc.	Lexmark International Inc.
Applied Materials Inc	Micron Technology Inc.
Broadcom Corp.	Motorola Solutions Inc
Cisco Systems, Inc.	NetApp, Inc.
Corning Inc.	QUALCOMM Incorporated
Dell Inc.	SanDisk Corp.
EMC Corporation	Sanmina-Sci Corp
Flextronics International Ltd.	Texas Instruments Inc.
Freescale Semiconductor Holding	Tyco Electronics, Ltd.
Harris Corp.	Western Digital Corp.
Hewlett-Packard Company	Xerox Corp.
Intel Corporation

Share Ownership Guidelines

        We established share ownership guidelines to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, to link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested restricted shares and RSUs that do not have a performance requirement, are included in the calculation of ordinary shares owned for purposes of the ownership guidelines, but options, unvested TPS, unvested TPSUs and unvested PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of becoming subject to the guidelines. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

        To address share price volatility and to ensure NEOs have a consistent guideline from year to year, the ownership guidelines were revised effective July 1, 2010 to reflect a fixed number of shares instead of a target value expressed as a multiple of annual salary. Our NEOs are required to meet the guidelines by July 1, 2015, with the exception of Mr. Massaroni who is required to meet the guidelines by July 28, 2016. The Compensation Committee reviewed the number of shares required to be held by our NEOs as part of its annual process in April 2012 and determined that no changes to the guidelines were necessary. The current share ownership guidelines are as follows:

Role	Ownership Requirement– Number Of Shares	Equivalent Dollar Value(1)
CEO	250,000	$6,182,500
EVP	80,000	$1,978,400

(1)
Equivalent dollar value calculations based on closing price of our ordinary shares on the Nasdaq on June 29, 2012 of $24.73.

        All of the NEOs are on track to meet required ownership levels by the applicable deadline.

Benefits and Perquisites

        Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for Executives, other than vacation and severance benefits (see "Severance and Change in Control Benefits," below).

        We do not provide perquisites to our NEOs. We do however consider the value of perquisites, to the extent provided at the NEO Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Nonqualified Deferred Compensation Plan

        Seagate's Restated Deferred Compensation Plan, as amended (the "SDCP") allows our NEOs (and other eligible employees with an annual base pay rate of more than $165,000) to defer on a pre-tax basis up to 70% of the base salary and up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company's books as an unfunded obligation of the Company. We do not make any contributions to the SDCP, and notional earnings on deferrals are based on the performance of investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table titled "Fiscal Year 2012 Nonqualified Deferred Compensation," below.

International (Expatriate) Assignment Policies

        Our global business needs require, from time to time, the temporary short- or long-term relocation of certain employees with special or unique skills to countries where those skills may not be available. To meet this need, we utilize the benefits available under our Short-Term Assignment Policy ("STA") and Long-Term International Assignment Policy ("LTIA"). Specifically, we provide certain benefits and allowances to our international assignees, including our NEOs, in accordance with the terms of the STA or LTIA, as applicable, which include housing and transportation allowances, living and travel expense reimbursements and tax preparation services. In addition, we make tax equalization payments on behalf of our international assignees to ensure that the assignment is tax neutral to the employee.

        The total estimated cost of the expatriate benefits provided to our NEOs in 2012 is described in further detail below under "Compensation of Named Executive Officers—Summary Compensation Table."

Severance and Change in Control Benefits

        We provide severance benefits to assist in aligning NEO and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining NEOs and to support organizational changes necessary to achieve our business strategy. We amended and restated the Executive Severance and Change in Control Plan to conform the plan with changes in the law and to clarify the treatment of outstanding equity awards upon a change in control. The purpose of the Fourth Amended and Restated Executive Severance and Change in Control Plan (the "Severance Plan") is to:

        (1)   provide for the payment of severance benefits to our NEOs in the event their employment with the Company or any applicable subsidiary is involuntarily terminated,

        (2)   encourage our NEOs to continue employment in the event of a potential "change in control" (as such term is defined in the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control," below), and

        (3)   ensure that our NEOs generally receive the same severance benefits in connection with a qualifying termination of employment.

        All of our NEOs, except our CEO, receive the same level and type of severance benefits; the level of severance benefits payable to our CEO under the terms of the Severance Plan is higher than for the other NEOs to reflect his level of responsibility within our organization, the strategic importance of his position and a market-competitive level of severance for comparable positions within the NEO Peer Group.

        The Severance Plan provisions were developed based on a comparison of severance benefits typically available at the NEO Peer Group companies, in consultation with FW Cook, following review by the independent directors of the Board. We believe that severance should only be provided in the event of an involuntary termination (i.e., a termination by us without "cause" or by the Executive for "good reason"). The design of the Severance Plan, as approved by the Compensation Committee on October 25, 2011, includes the following features:

  •
  severance benefits do not include a guaranteed bonus amount,

  •
  no post-termination healthcare benefit subsidy if the involuntary termination occurs outside of a "change of control period" (as defined in the section titled "Involuntary Termination Without Cause or for Good Reason During a Change in Control Period", below),

  •
  enhanced severance benefits provided in connection with a change in control require a "double trigger" (which is defined as an involuntary termination during a "change in control period") before an NEO becomes entitled to receive such benefits, and

  •
  severance payments cannot exceed three times the sum of the Executive's base salary and target bonus.

        In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would otherwise be subject to excise taxes imposed by Section 4999 of the Code). We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all personal taxes, including any excise taxes imposed on change in control payments and benefits.

        For further details on the Severance Plan, see the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control."

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

        The Compensation Committee seeks to qualify NEO compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Code places a limit of $1 million on the amount that a public company may deduct for compensation in any taxable year to any of the CEO and each of the three most highly compensated NEOs employed at the end of the year (other than the Company's CEO and CFO), unless such compensation is considered "performance-based" under Section 162(m).

        Both the EPB and the 2012 Plan have been approved by our shareholders and are administered by the Compensation Committee. Each plan has been structured such that compensation paid or awarded thereunder qualifies as "performance-based" and therefore not subject to the Section 162(m) limit. In order to maintain flexibility in compensating our NEOs in a manner designed to promote varying corporate goals, the Compensation Committee retains the discretion to award compensation that may not be tax-deductible. For fiscal year 2012, substantially all of the compensation earned by our NEOs was deductible for purposes of Section 162(m) of the Code.

Securities Trading

        The Board believes that short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") is not appropriate under any circumstances; therefore, such conduct is prohibited by Seagate's Securities Trading Policy. In addition, all employees (including our NEOs) and Board members are prohibited from taking "short" positions in our securities or engaging in hedging or other monetization transactions with respect to our securities.

Pay Recovery Policy

        Our Pay Recovery Policy, effective January 29, 2009, is intended to eliminate any reward for fraudulent accounting. It provides standards for recovering compensation from an NEO where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such NEO. The NEO's repayment obligation applies to any bonus paid, share award issued (whether or not vested) or options exercised during the period commencing with the later of the effective date of the Pay Recovery Policy or the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought. We intend to review our Pay Recovery Policy following the enactment of regulations pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company's Proxy Statement for fiscal year 2012.

COMPENSATION COMMITTEE
Edward J. Zander, Chairman Frank J. Biondi Jay L. Geldmacher Lydia M. Marshall

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables show fiscal year 2012, 2011 and 2010 compensation awarded to and earned by our CEO, CFO and our three most highly compensated Executives other than our CEO and CFO:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen J. Luczo	2012	1,024,026	5,320,635	—	2,726,468	111,837	9,182,966
Chairman, President and	2011	1,024,026	1,853,221	2,084,707	—	237,033	5,198,988
Chief Executive Officer	2010	870,182	—	—	1,550,000	—	2,420,182
Patrick J. O'Malley	2012	549,037	1,197,570	—	974,540	3,500	2,724,647
Executive Vice President	2011	549,037	446,569	505,384	—	3,500	1,504,489
and Chief Financial Officer	2010	452,115	—	—	555,000	8,436	1,015,551
Robert W. Whitmore	2012	674,024	1,197,570	—	1,196,393	—	3,067,987
Executive Vice President	2011	674,024	446,569	505,384	—	—	1,625,976
and Chief Technology Officer	2010	574,030	—	—	681,000	6,205	1,261,235
Kenneth M. Massaroni	2012	491,357	1,392,030	—	887,520	3,500	2,774,407
Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
William D. Mosley	2012	524,035	1,197,570	—	930,162	3,500	2,655,268
Executive Vice President,	2011	524,035	614,123	694,902	—	63,061	1,896,121
Operations	2010	447,120	—	—	529,000	201,476	1,177,596

(1)
Stock Awards and Option Awards: These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, these columns represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation." For all performance shares and performance units, we have assumed the probable outcome of related performance conditions at target levels. See the "Grants of Plan-Based Awards" table for further information. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended June 29, 2012.

(2)
All Other Compensation: The amounts shown in this column consist of the following:

All Other Compensation Table

Name	401k Match ($)(a)	International Assignment Benefits ($)(b)	Total ($)
Stephen J. Luczo	—	111,837	111,837
Patrick J. O'Malley	3,500		3,500
Robert W. Whitmore	—		—
Kenneth M. Massaroni	3,500		3,500
William D. Mosley	3,500	—	3,500

(a)
401(k) match is for the 401(k) Plan contribution provided to all U.S. employees who participate in the 401(k) Plan in an amount up to $3,500 per calendar year but may be higher in the fiscal year.

(b)
International assignment benefits for Mr. Luczo include assignment-related costs in the aggregate amount of $111,837, consisting of $42,170 for housing (less a total credit of $45,033 for a refund for early lease termination), $2,700 for relocation administration expenses, $17,277 for transportation, $7,438 for tax preparation fees, and tax equalization and gross-up payments equal to $87,284 in the aggregate.

 Grants of Plan-Based Awards for Fiscal Year 2012

									All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards					Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
													Closing Price on Grant Date ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen J. Luczo			768,019	1,536,038	3,072,077
	9/12/2011	(2)	—	—	—		240,700	481,400				2,419,035
	9/12/2011	(3)					260,000					2,901,600
Patrick J. O'Malley			274,518	549,037	1,098,074							—
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860
Robert W. Whitmore			337,012	674,024	1,348,048
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860
Kenneth M. Massaroni			250,006	500,011	1,000,022
	9/12/2011	(2)					63,000	126,000				633,150
	9/12/2011	(3)					68,000					758,880
William D. Mosley			262,018	524,035	1,048,070
	9/12/2011	(2)					54,200	108,400				544,710
	9/12/2011	(3)					58,500					652,860

(1)
Amounts shown represented the potential range of payments for fiscal year 2012 for the NEOs under the EPB. This range varied based on the individual's position and bonus target as a percentage of his fiscal year 2012 ending base salary (150% percent of base salary for Mr. Luczo and 100% for the other NEOs). For a description of the EPB, refer to the section above entitled "Compensation Discussion and Analysis—Annual Bonus Plan."

(2)
These performance share units were issued on September 12, 2011 under the 2004 SCP. These units vest after the end of a three-year performance period, subject to both continued employment and the achievement of the applicable performance criteria. For a description of the performance share units, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units".

(3)
These threshold performance shares were issued on September 12, 2011 under the 2004 SCP. They are contingent upon continuous employment and satisfaction of performance vesting requirements. The first tranche vests no sooner than one year after the vesting commencement date, subject to the satisfaction of specified performance criteria. The awards will continue to vest annually thereafter if the annual performance goals are achieved. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the threshold performance shares, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units".

Outstanding Equity Awards at Fiscal Year 2012

	Option Awards					Stock Awards
Name	Stock Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Date	Number of Shares or Units of Stock That have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Stephen J. Luczo	10/26/2006	100,000	—	22.70	10/26/2013
	10/25/2007	10,000	—	26.47	10/25/2014
	10/30/2008	2,917	834	6.53	10/30/2015
						10/30/2008	1,250	(2),(4)	30,913
	1/30/2009	583,333	510,417	4.05	1/30/2016
						1/30/2009				37, 500	(5)	927,375
	9/13/2010	180,468	232,032	11.07	9/13/2017
						9/13/2010				152,780	(6)	3,778,249
						9/12/2011				240,700	(6)	5,952,511
						9/12/2011				260,000	(5)	6,429,800

Patrick J. O'Malley	4/27/2006	132,500	—	25.48	4/27/2013
	9/12/2008	120,000	8,000	13.73	9/12/2015
						9/12/2008				6,000	(5)	148,380
	3/6/2009	446,875	203,125	3.35	3/6/2016
						9/13/2010				12,000	(5)	296,760
	9/13/2010	43,749	56,251	11.07	9/13/2007
						9/13/2010				22,220	(6)	549,501
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

Robert W. Whitmore	2/3/2006	75,000	—	25.52	2/3/2013
	9/13/2007	275,000	—	24.63	9/13/2014
						9/13/2007				10,500	(5)	259,665
	9/12/2008	43,749	6,251	13.73	9/12/2015
						9/12/2008				2,090	(5)	51,686
	1/30/2009	154,166	145,834	4.05	1/30/2016
	9/13/2010	13,749	56,251	11.07	9/13/2017
						9/13/2010				12,000	(5)	296,760
						9/13/2010				22,220	(6)	549,501
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

Kenneth M. Massaroni	9/13/2007	50,000	—	24.63	9/13/2014
	9/12/2008	82,031	5,469	13.73	9/12/2015
						9/12/2008	3,125	(4)	77,281
	3/6/2009	86,874	78,126	3.35	3/6/2016
	9/13/2010	18,593	23,907	11.07	9/13/2017
						9/13/2010	7,650	(4)	189,185
						9/13/2010				6,300	(6)	155,799
						9/12/2011				63,000	(6)	1,557,990
						9/12/2011				68,000	(5)	1,681,640

William D. Mosley	9/12/2008	7,291	4,379	13.73	9/12/2015
						9/12/2008	2,500	(4)	61,825
	1/30/2009	128,802	108,334	4.05	1/30/2016
	9/13/2010	43,854	77,344	11.07	9/13/2017
						9/13/2010				16,500	(5)	408,045
						9/13/2010				30,560	(6)	755,749
						9/12/2011				54,200	(6)	1,340,366
						9/12/2011				58,500	(5)	1,446,705

(1)
Value based on the closing price of our ordinary shares on June 29, 2012 of $24.73.

(2)
Awards granted to Mr. Luczo before January 12, 2009 were awarded prior to his employment as our Chairman, President and CEO.

(3)
25% vests one year after the grant date with 1/36th vesting monthly thereafter.

(4)
25% vesting annually per year from vesting commencement date.

(5)
These threshold performance shares and threshold performance share units are subject to the NEO's continuous employment and the satisfaction of applicable performance vesting requirements. They were issued on each of September 13, 2007, September 12, 2008, September 13, 2010 and September 12, 2011 under the 2004 SCP. First vesting for the September 13, 2007 award was no sooner than two years after the award date and is subject to meeting specified performance criteria. First vesting for the September 12, 2008, September 13, 2010 and September 12, 2011 awards is no sooner than one year after the award date and vesting is subject to meeting specified performance criteria. Potential vesting for these awards is annually thereafter according to specific performance requirements. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. The threshold performance shares and threshold performance share units are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)" above).

(6)
These PSUs were issued on September 13, 2010 and September 12, 2011 under the 2004 SCP. The PSUs vest after the end of a three-year performance period, subject to both continued employment and the achievement of performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)" above).

Option Exercises and Stock Vested in Fiscal Year 2012

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Luczo	2,211,567	$33,921,140	40,000	$1,140,163
Patrick J. O'Malley	842,500	$6,166,547	10,000	$179,150
Robert W. Whitmore	690,000	$10,558,008	16,590	$297,210
Kenneth M. Massaroni	135,000	$2,189,632	5,675	$84,774
William D. Mosley	842,499	$10,100,919	8,000	$143,320

Nonqualified Deferred Compensation for Fiscal Year 2012

        The following table presents information regarding contributions, earnings, withdrawals and balances with respect to those of our NEOs who participated in our SDCP during fiscal year 2012.

Name	Executive Contributions in fiscal year 2012 ($)	Aggregate Earnings in fiscal year 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in fiscal year 2012 ($)(a)
Stephen J. Luczo	—	—	—	—
Patrick J. O'Malley	178,437	53,645	—	2,103,722
Robert W. Whitmore	—	2,452	—	69,406
Kenneth M. Massaroni	—	—	—	—
William D. Mosley	—	4,457	—	499,138

(a)
The amounts reported as Executive contributions represent compensation already reported in the Summary Compensation Table, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

        The SDCP is a nonqualified deferred compensation plan allowing participants to defer on a pre-tax basis up to 70% of base salary and up to 100% of their annual performance-based cash bonus, and to select from several mutual fund investment options used to determine notional earnings on the deferred amounts. The deferrals and notional earnings related to those deferrals are reflected on our books as an unfunded obligation of the Company, and remain part of our general assets. We have established a grantor (or rabbi) trust for the purpose of accumulating funds to satisfy our obligations and process payments due under the SDCP.

        Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. Participants may elect to receive distributions due to retirement or termination in a lump sum or in quarterly installments over 3, 5, 10, or 15 years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or

5 years. Upon disability, a participant's account will be distributed in accordance with his or her retirement/termination distribution elections. Additionally, upon death, a participant's accounts will be paid to his or her beneficiary or beneficiaries in a cash lump sum payment payable before the later of the end of the calendar year in which the participant dies, and two and one-half months after the participant dies. Unless otherwise determined by the Compensation Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant's account shall generally be distributed to him or her in a lump sum not later than the thirtieth day following the change in control.

Potential Payments Upon Termination or Change in Control

        As discussed above under the heading titled "Compensation Discussion and Analysis—Severance and Change in Control Benefits," the Compensation Committee adopted the Severance Plan, to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason, in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements.

Involuntary Termination Without Cause or For Good Reason Outside of a Change in Control Period

        Under the Severance Plan in effect during fiscal year 2012, if an NEO's employment were to have been terminated by the Company without "cause" (as defined below) or by the NEO for "good reason" (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO's seniority level. In the event of an involuntary termination outside of a "change in control period" (as defined below), the CEO would be entitled to receive 24 months of base salary and the other NEOs would be entitled to receive 20 months of base salary, as well as a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date. In addition, the NEO may be eligible to receive the annual bonus for the year of termination if such termination occurred after an annual bonus was earned but before the date that the bonus was paid, payable at the same time that the annual bonus is otherwise payable to other executives. The severance benefits are generally payable within 20 business days following the "payment confirmation date" (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $490,000 (for fiscal year 2012), with the remaining 50% payable on the date that is twelve months following the date of termination. The Company would also provide paid outplacement services for a period of two years following termination. The receipt of these severance benefits would generally be subject to the NEO's execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

        Under the Severance Plan, "cause" means (i) an NEO's continued failure to substantially perform the material duties of his or her office, (ii) fraud, embezzlement or theft by an NEO of Company property, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony, (iv) an NEO's willful malfeasance or willful misconduct in connection with such NEO's duties or any other act or omission which is materially injurious to the financial condition or business reputation of Seagate, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject or (C) any company policy or other agreement to which such NEO is subject. If an NEO is involuntarily terminated for any reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO's continuous service for any reason (other than death or disability): (i) the award agreements (including TPS and TPSU) provide that vesting will cease and, where applicable, Seagate will automatically reacquire all unvested shares without payment of consideration and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as all other option holders, would have three months to exercise options that are vested as of the date of termination.

Involuntary Termination Without Cause or For Good Reason During a Change in Control Period

        The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during a "change in control period". This period is defined as the period commencing six months prior to the effective date of a "change in control" (as defined below) and ending 24 months following such date. In the event of an involuntary termination within a change in control period, the NEO would be entitled to receive the following: (i) 36 months of base salary and target bonus in the case of the CEO, or 24 months of base salary and target bonus in the case of the other NEOs, (ii) a lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and his or her eligible dependents, if any, (iii) paid outplacement services for a period of two years, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the "payment confirmation date" in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $490,000 (for fiscal year 2012), with the remainder, if any, payable on the date that is six months and one day following the termination date. In addition, the NEO may be eligible under the Executive Bonus Plan to receive the annual bonus for the year of termination if such termination occurs after an annual bonus is earned but before the date that the bonus is paid, which bonus would be payable at the same time that the annual bonus is otherwise payable to other executives.

        Under the Severance Plan, "change in control" or "CIC" means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of Seagate.

        In addition, under the terms of our equity award agreements with each NEO and consistent with the treatment of equity awards under the Severance Plan, if a change in control (which is generally defined in a similar manner as under the Severance Plan) occurs and the successor company does not assume or replace the awards with alternatives that preserve both the intrinsic value and the rights and benefits of the award immediately prior to the CIC, then all awards accelerate and become fully vested at least 10 days prior to the consummation of the CIC. The PSU award agreement further provides that the number of shares that will vest on the later of the closing of a CIC and an NEO's involuntary termination within the change in control period will be based on the Company's performance through the closing date of the CIC, with relative TSR performance measured by using the average closing prices over the 30-day trading period preceding the CIC.

        In the event that the benefits payable following a CIC exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would be subject to excise taxes imposed by Section 4999 of the Code). We do not provide any gross-up for excise taxes and the NEO is responsible for payment of all personal taxes, including excise taxes.

Termination due to Death or Disability

        In the event a termination of employment occurs due to an NEO's death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, "disability" means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO's death or disability, the Compensation Committee has the discretion under the terms of the EPB to pay to the NEO or the individual's estate a pro-rated target bonus for the fiscal year in which the termination occurs, based on year-to-date performance.

        The terms of the restricted share and performance share award agreements for our NEOs provide that vesting will cease upon a termination due to disability (as defined above), and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately.

        Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of an option award that will be vested at termination.

        Finally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

Potential Payments Upon Termination

  Severance Benefits Upon Termination Without Cause or For Good Reason outside a Change in Control Period

        The following table sets forth the estimated value of the potential payments and benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason on June 29, 2012.

Name	Monthly Base Salary ($)	Months of Base Pay (#)	Annual Bonus ($)	Outplacement Benefit ($)	Total ($)
Stephen J. Luczo	85,335	24	2,726,468	15,000	4,789,519
Patrick J. O'Malley	45,753	20	974,540	15,000	1,904,601
Robert W. Whitmore	56,169	20	1,196,393	15,000	2,334,766
Kenneth M. Massaroni	41,668	20	887,520	15,000	1,735,872
William D. Mosley	43,670	20	930,162	15,000	1,818,554

  Severance Benefits Upon Termination Due to Death

        The following table sets forth the estimated value as of June 29, 2012 of the potential payments and benefits to each NEO, assuming termination of the NEO due to death on such date.

Name	Target Bonus ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Total ($)
Stephen J. Luczo	1,536,038	11,982,362	6,407,686	19,926,087
Patrick J. O'Malley	549,037	3,904,688	1,293,880	5,747,604
Robert W. Whitmore	674,024	3,426,962	1,456,851	5,557,837
Kenneth M. Massaroni	500,011	1,541,912	1,161,148	3,203,071
William D. Mosley	524,035	2,758,759	1,367,792	4,650,586

(1)
Amounts for the bonus component of the death benefit assume that the Compensation Committee elects to exercise its discretion to pay the NEO's estate a bonus for the fiscal year in which death occurs. In addition, the amount has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO's target bonus opportunity for that year. However, the EPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO's death.

(2)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012, or $24.73 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.73 or for options that were already vested as of June 29, 2012.

(3)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. In the event of disability, the NEOs would receive the same number of shares under the terms of the PSU award agreements as in the event of death, as set forth below:

Name	Accelerated Vesting of PSU Awards ($)
Steven J. Luczo	$3,841,949
Patrick J. O'Malley	$684,904
Robert W. Whitmore	$684,904
Kenneth M. Massaroni	$600,395
William D. Mosley	$808,276

  Severance Benefits Upon Termination Without Cause or For Good Reason within a Change in Control Period

        The following table sets forth the estimated value calculated as of June 29, 2012 of the potential payments to each NEO, assuming termination of the NEO by the Company without cause or by the

NEO for good reason on such date in connection with a change in control, during a change in control period, as defined in the Severance Plan.

Name	Monthly Base Salary ($)	Monthly Target Bonus ($)	Months of Pay (#)	Total Severance Pay ($)	Prior Year Bonus ($)	Total Health Care Benefit ($)	Outplacement Benefit ($)	Accelerated Vesting of Stock Options ($)(1)	Accelerated Vesting of Stock Awards ($)(2)	Total ($)(3)
Stephen J. Luczo	85,335	128,003	36	7,680,192	2,726,468	43,214	15,000	13,743,876	17,118,848	41,327,598
Patrick J. O'Malley	45,753	45,753	24	2,196,147	974,540	25,424	15,000	5,200,498	3,781,712	12,193,321
Robert W. Whitmore	56,169	56,169	24	2,696,096	1,196,393	43,214	15,000	3,854,007	3,944,682	11,749,392
Kenneth M. Massaroni	41,668	41,668	24	2,000,045	887,520	43,418	15,000	2,057,573	3,817,694	8,821,249
William D. Mosley	43,670	43,670	24	2,096,141	930,162	43,418	15,000	3,345,931	4,012,690	10,443,342

(1)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012, or $24.73 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $24.73 or for options that were already vested as of June 29, 2012.

(2)
Amounts for the value of shares that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 29, 2012. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle.

(3)
Calculations do not include the impact of any potential cutback pursuant to the application of the Code Section 280G safe harbor limit under the relevant provisions of the Severance Plan.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during fiscal year 2012 were Messrs. Biondi, Geldmacher and Zander, as well as Ms. Marshall. Mr. Thompson served on the Compensation Committee until his retirement from the Board on October 26, 2011. None of these individuals was an Executive or employee of the Company or any of its subsidiaries at any time during fiscal year 2012, nor has any of these individuals ever been an Executive of the Company or any of its subsidiaries. No Executives of the Company served on the compensation committee of any other entity, or as a director of an entity, that employed any of the members of the Compensation Committee during fiscal year 2012.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning the Company's equity compensation plans as of June 29, 2012.

Equity Compensation Plan	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders	22,448,950	(1)	$13.15	(2)	41,369,574	(3)
Equity compensation plans not approved by shareholders	147,043	(4)	$17.53	(5)	—

Total	22,595,993		$13.18		41,369,574

(1)
This number includes 3,252,507 ordinary shares that were subject to issuance upon the exercise of stock options granted under our Seagate Technology plc 2001 Share Option Plan (the "SOP"), 18,703,943 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2004 SCP and 492,500 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2012 Plan.

(2)
This value is calculated based on the exercise price of options outstanding under the SOP, the 2004 SCP and 2012 Plan.

(3)
This number includes 37,386,347 ordinary shares available for future issuance under the 2012 Plan and 3,983,227 ordinary shares available for issuance under our ESPP.

(4)
This number includes 33,191 ordinary shares that were subject to issuance under the Maxtor Corporation 2005 Performance Incentive Plan (the "Maxtor 2005 Plan") and 113,852 ordinary shares that were subject to issuance under the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the "Maxtor 1996 Plan").

(5)
This value is calculated based on the exercise price of options outstanding under the Maxtor 2005 Plan and the Maxtor 1996 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board has adopted a written policy for approval of transactions to which the Company or any of its subsidiaries is party and in which any director, director nominee, executive officer, greater than five percent beneficial owner and immediate family member of the foregoing persons (each, a "Related Person") has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 (a "Related Person Transaction"). The policy provides that a Related Person must disclose at the earliest practicable time to the General Counsel of the Company or his designee any plan or proposal to engage in or continue any Related Person Transaction. The Nominating and Corporate Governance Committee reviews any such transaction determined by the General Counsel to be a Related Person Transaction and determines whether or not to approve or ratify the Related Person Transaction. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, the extent of the Related Person's interest in the transaction; whether the transaction would interfere with the objectivity and independence of any Related Person's judgment or conduct in fulfilling his or her duties and responsibilities to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the nature of the Related Person's interest in the transaction, other Company policies and any other factors the committee deems relevant. In addition, if a Related Person Transaction involves a non-management director, the Nominating and Corporate Governance Committee will also consider whether, in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director's status as: (1) an independent director under the NASDAQ rules, (2) an "outside director" under Section 162(m) of the Internal Revenue Code or a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if such non-employee director serves on the Compensation Committee of the Board, or (3) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board. The Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

        The Nominating and Corporate Governance has reviewed the categories of transactions that shall not be deemed to be Related Person Transactions for the purposes of the policy ("Excluded Transactions"). These transactions are not required to be disclosed pursuant to Item 404(a) of Regulation S-K and/or are deemed to have been approved under the policy. These include the following:

  •
  transactions involving competitive bids, regulated transactions and certain banking-related services;

  •
  transactions where all shareholders receive proportional benefits; and

  •
  transactions with significant shareholders if the transactions occur in the ordinary course of business, are consistent with other transactions in which the Company has engaged with third parties on an arm's length basis and are on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        During fiscal year 2012, as disclosed on amendments to Schedule 13G/A filed on February 8, 2011, February 8, 2012 and February 13, 2012, BlackRock, Inc. ("BlackRock"), through its affiliates, beneficially owns more than 5% of the outstanding voting securities of the Company, and, as such, is a "related person" under the Related Person Transaction Policy. During fiscal year 2012, the Company paid an aggregate of approximately $621,000 in management fees and expenses in connection with its investments in various money market funds managed by affiliates of BlackRock, with an average balance of approximately $390 million. The fund investments were entered into on an arm's length basis on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. The Nominating and Corporate Governance Committee had previously approved the participation of the Company in such investments or similar investments with BlackRock or its affiliates in the future.

        On December 19, 2011, the Company completed the acquisition of Samsung Electronics Co., Ltd.'s ("Samsung"; references to "Samsung" hereafter include Samsung affiliates) hard disk drive business pursuant to an Asset Purchase Agreement ("APA"), previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, by which the Company acquired certain assets and liabilities of Samsung relating to the research and development, manufacture and sale of hard disk drives (the "Acquisition"). The acquisition-date fair value of the consideration transferred totaled $1,140 million, which consisted of $571 million of cash, $10 million of which was paid as a deposit upon signing the APA in the fourth quarter of fiscal year 2011, and 45,239,490 ordinary shares with a fair value of $569 million as of the closing of the Acquisition. Samsung disclosed on its Schedule 13D filed with the SEC on December 20, 2011 that it beneficially owned more than 10% of the outstanding voting securities of the Company as of closing of the Acquisition on December 19, 2011.

        In connection with the Acquisition, the Company entered into a number of agreements with Samsung during fiscal year 2012. Pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, Samsung has the right to appoint one representative to the Board so long as Samsung holds at least 7% of Seagate's outstanding ordinary shares. Samsung's representative, Dr. Jeong, was appointed to the Board as of April 26, 2012, and will be standing for election at the 2012 AGM. Dr. Jeong does not receive any compensation from the Company for service on the Board except for reimbursement of applicable out-of-pocket expenses incurred in connection with Board service in accordance with Company policy. The Company also entered into: (i) a transition services agreement pursuant to which the Company accrued $13 million in fiscal year 2012, (ii) a warranty agreement to assume specified warranty liabilities for Samsung products following the closing of the Acquisition, (iii) an intellectual property agreement previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, in relation to certain intellectual property sold and licensed under the terms of the APA as well as an amended cross-license agreement in relation to certain of the Company's and Samsung's patents, neither of which requires any additional payment to be made by either the Company or Samsung, and (iv) a trademark license agreement with Samsung pursuant to which the Company accrued $2 million during fiscal year 2012. In connection with the Acquisition, the Company and Samsung also negotiated certain supply arrangements pursuant to which the parties entered into (i) a new hard disk drive supply agreement under which the Company supplies disk drives to Samsung for its personal computer, notebook, consumer electronics and other businesses, and (ii) a new NAND flash memory supply agreement (the "NAND Agreement") under which Samsung provides the Company with semiconductor products for use in the Company's enterprise solid state drives, solid state hybrid drives and other products, in each case on terms that may be made available to each party's largest customers. In addition to the Acquisition and various ancillary agreements, there were also a number of ongoing relationships and transactions between the Company and Samsung during fiscal year 2012.

        During fiscal year 2012, the Company recorded revenues of $407 million in relation to the sale of hard disk drives to Samsung, and made payments of approximately $96 million for the purchase of NAND flash and other memory products under the terms of the NAND Agreement and other solid state memory supply agreements with Samsung that pre-date the Acquisition. During fiscal year 2012, the Company and Samsung also continued to jointly develop certain storage technologies under the terms of a joint development and license agreement entered into in July 2010. Finally, the Company and Samsung entered into a contract for the construction of a new Seagate design center in Korea with a construction commencement date of February 2012, pursuant to which the Company paid Samsung approximately $7 million in fiscal year 2012.

        In accordance with the Company's policy on Related Person Transactions, the Board and the Nominating and Corporate Governance Committee have approved the participation of the Company in the Acquisition and its related transactions and the Company's participation in all transactions with Samsung since it became a Related Person has been in accordance with the Company's policy on Related Person Transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our ordinary shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our directors and officers, three Section 16(a) filings were filed late during the financial year ending June 29, 2012: one Form 4 reporting two transactions for Albert A. Pimentel, one Form 4 reporting one transaction for Kristen M. Onken and one Form 3 for Dr. Seh-Woong Jeong.

 SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

        Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2013 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. We must receive all submissions no later than May     , 2013. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals in accordance with SEC rules and our Articles of Association. For information on recommending individuals for consideration as nominees, see the "Corporate Governance—Board Committees and Charters—Nominating and Corporate Governance Committee" section of this Proxy Statement.

        Any shareholder of record who intends to nominate a candidate to become a member of our Board, for election at our 2013 AGM must comply with the procedures for nominating directors set forth in applicable SEC rules and our Articles of Association. Specifically, the shareholder must submit the nomination no earlier than April     , 2013 and no later than May     , 2013. The shareholder's submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares. We will not entertain any nominations at the 2013 AGM that do not meet these requirements. The procedures require that written notice of such nomination be received by Seagate at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. In accordance with our Articles of Association, the shareholder's notice must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the shareholder giving the notice (i) the name and address of such shareholder, as it appears on the Register of Members, (ii) the class and number of shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of ordinary shares entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a statement as to whether the shareholder intends, or is part of a group that intends, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Seagate's outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

        If the date of the 2013 AGM is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2012 AGM, the shareholder must submit any such nomination not earlier than the 150th day prior to the date of the 2013 AGM and not later than the later of the 120th day prior to the date of the 2013 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        If a shareholder wishes to bring business before the 2013 AGM that is submitted outside the processes of Rule 14a-8 (other than a proposal to nominate a director as outlined above, and subject to applicable rules), notice of such business must be received by Seagate's Corporate Secretary, at the address specified above, no later than August     , 2013. If a shareholder fails to comply with the forgoing notice provision, the Proxy Holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2013 AGM. If the date of the 2013 AGM is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2012 AGM, then any such notice must be received by Seagate's Corporate Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2013 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Irish law provides that shareholders holding not less than 10% of the paid-up share capital carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice at Seagate's registered office, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish Statutory Accounts, both for the fiscal year ended June 29, 2012, accompany this Proxy Statement. An additional copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014, or upon calling 1+ (408) 658-1222.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's Notice of Internet Availability of Proxy Materials or one paper copy of the Proxy Materials to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Materials, now or in the future, should submit their request to the Company by telephone at 1+ (408) 658-1222, or by submitting a written request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By Order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

September     , 2012

ANNEX A

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.     PURPOSE

        The purpose of this Plan is to provide an opportunity for Employees of Seagate Technology plc, an Irish company and its Designated Subsidiaries to purchase Ordinary Shares and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods, Purchase Periods or Purchase Price.

2.     DEFINITIONS

  2.1
  "Applicable Law" shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable Irish corporate laws, U.S. federal and applicable state laws (including the Code) and any stock exchange rules or regulations and the applicable laws governing the grant of options and the issuance of shares under an employee stock purchase plan in any country or jurisdiction where the Plan will be offered, as such laws, rules, regulations and requirements shall be in place from time to time.

  2.2
  "Beneficial Owner" means the definition given in Rule 13d-3 promulgated under the Exchange Act.

  2.3
  "Board" shall mean the Board of Directors of the Corporation.

  2.4
  "Change of Control" shall mean the consummation or effectiveness of any of the following events:

  (i)
  The sale, exchange, lease or other disposition of all or substantially all of the assets of the Corporation to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

  (ii)
  A merger, reorganization, recapitalization, consolidation or other similar transaction involving the Corporation in which the voting securities of the Corporation owned by the shareholders of the Corporation immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction;

  (iii)
  Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Corporation (including by way of merger, takeover (including an acquisition by means of a scheme of arrangement), consolidation or otherwise); or

  (iv)
  During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

    Notwithstanding the foregoing, a restructuring of the Corporation for the purpose of changing the domicile of the Corporation (including, but not limited to, any change in the structure of the Corporation resulting from the process of moving its domicile between jurisdictions), reincorporation of the Corporation or other similar transaction involving the Corporation (a "Restructuring Transaction") will not constitute a Change of Control if, immediately after the Restructuring Transaction, the shareholders of the Corporation immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving entity.

  2.5
  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

  2.6
  "Committee" shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.

  2.7
  "Companies Act" shall mean the Companies Act 1963 of Ireland.

  2.8
  "Compensation" shall mean an Employee's base cash compensation and commissions, but shall exclude such items as allowances, differentials, bonuses or premiums such as those for working shifts or overtime, payments for incentive compensation, incentive payments, bonuses, income from the exercise, vesting and/or the sale, exchange or other disposition of a compensatory share award granted to the Employee by the Corporation or a Designated Subsidiary, and other forms of extraordinary compensation. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

  2.9
  "Corporation" shall mean Seagate Technology plc, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 480010, or any successor thereto.

  2.10
  "Designated Subsidiary" shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

  2.11
  "Effective Date" shall mean the date on which the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act for the initial public offering of Seagate Technology common stock (the "Registration Statement") became effective.

  2.12
  "Employee" shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation's or such Designated Subsidiary's payroll records. Individuals classified as independent contractors, consultants, advisers, or members of the Board or the board of directors of a Designated Subsidiary are not considered "Employees" by virtue of such station.

  2.13
  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

  2.14
  "Fair Market Value" shall mean, as of any date of determination (i.e., an Offering Date or Purchase Date, as appropriate), the value of a Share determined as follows: (i) if the Ordinary Shares are listed on any established stock exchange (including the New York Stock Exchange)

    or traded on the NASDAQ Global Select Market, the Fair Market Value of a Share shall be the closing per-share sales price of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading; or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, then the Fair Market Value of a Share shall be determined in good faith by the Board, and, to the extent appropriate, based on the application of a reasonable valuation method. For purposes of the Offering Date under the first Offering Period, the Fair Market Value of a share of Seagate Technology common stock shall be the initial price to the public as set forth in the final prospectus included with the Registration Statement.

  2.15
  "Offering Date" shall mean the first Trading Day of an Offering Period under the Plan; provided that the Offering Date of the first Offering Period will be the Effective Date.

  2.16
  "Offering Period" shall mean a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised; provided, however, that effective for Offering Periods commencing on or after February 1, 2006, the term "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised. For Offering Periods that commence prior to February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately twelve (12) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the twelve month period ending on January 31 and July 31 of the subsequent year; provided that the first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004. Effective for Offering Periods that commence on or after February 1, 2006, the Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively. The duration and timing of Offering Periods may be changed or modified by the Committee from time to time.

  2.17
  "Offering Price" shall mean the Fair Market Value of a Share on the Offering Date of an Offering Period.

  2.18
  "Officer" shall mean a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  2.19
  "Ordinary Share" or "Share" means an ordinary share of the Corporation, nominal value US$0.00001.

  2.20
  "Participant" shall mean a participant in the Plan as described in Section 5 of the Plan.

  2.21
  "Plan" shall mean this Employee Stock Purchase Plan, as amended and restated.

  2.22
  "Purchase Date" shall mean the last Trading Day of each Purchase Period.

  2.23
  "Purchase Period" shall mean, with respect to Offering Periods that commence on prior to February 1, 2006, the period of approximately six (6) months commencing after one Purchase Date and ending with the next Purchase Date, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. Notwithstanding anything herein to the contrary, effective for Offering Periods that commence on or after February 1, 2006, "Purchase Period" shall have the same meaning as the term "Offering Period." The duration and timing of Purchase Periods may be changed or modified by the Committee from time to time.

  2.24
  "Purchase Price" shall have the meaning set out in Section 8.2.

  2.25
  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

  2.26
  "Shareowner" shall mean a record holder of Ordinary Shares entitled to vote such Shares under the Corporation's by-laws.

  2.27
  "Subsidiary" shall mean any entity treated as a corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary, which is also a subsidiary within the meaning of Section 155 of the Companies Act.

  2.28
  "Trading Day" shall mean a day on which U.S. national stock exchanges and the national market system are open for trading and the Ordinary Shares are being publicly traded on one or more of such exchanges or markets.

3.     ELIGIBILITY

  3.1    Any individual who is an Employee on an Offering Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Offering Date. The Committee may establish administrative rules requiring that an individual be an Employee for some minimum period (not to exceed 30 days) prior to an Offering Date to be eligible to participate with respect to the Offering Period beginning on that Offering Date.

  3.2    The Committee may determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q).

  3.3    No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) Ordinary Shares, including Shares which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of securities of the Corporation or of any of its Subsidiaries.

  3.4    Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan to violate Code Section 423 (or to the extent permitted under Code Section 423). In the case of any sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code Section 423, Employees may be excluded from participation in the Plan if the Committee has determined that participation of such Employees is not advisable or practicable.

  3.5    All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan.

  3.6    Employees may not participate in more than one Offering Period at a time.

4.     OFFERING PERIODS AND PURCHASE PERIODS

  4.1    Offering Periods.    With respect to Offering Periods commencing prior to February 1, 2006, the Plan shall generally be implemented by a series of twelve (12) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the twelve month periods ending on January 31 and July 31 of the next calendar year, respectively, or on such other date as the Committee shall determine. The first Offering Period shall commence on the Effective Date and shall end on the last Trading Day on or before January 31, 2004. With respect to Offering Periods commencing on or after February 1, 2006, the Plan shall generally be implemented by a series of six (6) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the six-month periods ending on the next July 31 and January 31, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  4.2    Purchase Periods.    With respect to Offering Periods commencing prior to February 1, 2006, each Offering Period shall generally consist of two (2) consecutive Purchase Periods of six (6) months' duration, with new Purchase Periods commencing on the first Trading Day on or after February 1 and August 1 of each year and ending on the last Trading Day in the six-month period ending on the next July 31 and January 31, respectively. With respect to Offering Periods commencing on or after February 1, 2006, each Offering Period shall generally consist of one (1) Purchase Period that runs concurrently with the Offering Period. The last Trading Day of each Purchase Period shall be the "Purchase Date" for such Purchase Period; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the seventh complete calendar month following the Effective Date unless otherwise determined by the Committee. The second Purchase Period of the first Offering Period shall begin on the first Trading Day following the end of the first Purchase Period and shall end on the last Trading Day on or before January 31, 2004. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.     PARTICIPATION

  5.1    An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Offering Period shall automatically receive an option in accordance with Section 8.1 and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed ten percent (10%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Employee's Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account, unless otherwise required by local law. No interest shall be paid or credited to the Participant with respect to such payroll deductions, unless otherwise required by local law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under local law, in which case the provisions of Section 5.2 of the Plan shall apply.

  5.2    Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

  5.3    Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest (unless payment of interest is required by local law), his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Ordinary Shares will be made during the Offering Period. The Committee may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

  5.4    A Participant may change his or her rate of contribution through payroll deductions only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant's payroll deductions to zero percent (0%) at any time during a Purchase Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such Participant's enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5.3.

6.     TERMINATION OF EMPLOYMENT; CHANGES IN EMPLOYMENT

  6.1    Termination.    In the event any Participant terminates employment with the Corporation and its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant's heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant's termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Purchase Period then in progress, his or her option for the purchase of Ordinary Shares will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Corporation. Following the purchase of Shares on such Purchase Date, the

  Participant's participation in the Plan shall terminate and all remaining amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant's heirs or estate, without interest (unless payment of interest is required by local law).

  6.2    Leaves of Absence.    The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries, provided, however, that such procedures are not in conflict with the requirements of Section 423 of the Code.

  6.3    Transfers.    If a Participant transfers employment between the Corporation and a Designated Subsidiary participating in the 423 Plan (as set forth in Appendix A to the Plan) or between Designated Subsidiaries participating in the 423 Plan, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. Similarly, if a Participant transfers employment between Designated Subsidiaries participating in a Non-423 Sub-Plan (as set forth in Appendix A to the Plan), his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan.

  If a Participant transfers employment from the Corporation or a Designated Subsidiary participating in the 423 Plan to a Designated Subsidiary participating in a Non-423 Sub-Plan, his or her participation in the Plan shall continue, provided, however, that such participation will be under the applicable Non-423 Sub-Plan as of the date of such transfer and all of the Participant's accumulated payroll deductions (whether taken while the Participant was employed by the Corporation or a Designated Subsidiary participating in the 423 Plan or while the Participant is employed by a Designated Subsidiary participating in a Non-423 Sub-Plan) shall be used to purchase Shares under the applicable Non-423 Sub-Plan, subject to the Participant's right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

  If a Participant transfers employment from a Designated Subsidiary participating in a Non-423 Sub-Plan to the Corporation or a Designated Subsidiary participating in the 423 Plan, any accumulated payroll deductions taken while the Participant was employed by a Designated Subsidiary participating in a Non-423 Sub-Plan shall be used to purchase Shares under the applicable Non-423 Sub-Plan on the next Purchase Date following such transfer; however, no new payroll deductions shall be taken for the remainder of the Purchase Period in which the transfer occurs, and as of the next Offering Date following such transfer, the Participant shall participate in the 423 Plan and payroll deductions shall automatically resume and be used to purchase Shares under the 423 Plan, subject to the Participant's right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

  Notwithstanding the foregoing provisions of this Section 6.3, the Committee may establish additional and/or different rules to govern transfers of employment among the Corporation and any Designated Subsidiary, consistent with any applicable requirements of Code Section 423 and the terms of the Plan.

7.     SHARES

  Subject to adjustment as set forth in Section 11, the maximum number of Ordinary Shares, which may be issued pursuant to the Plan shall be fifty million (50,000,000) Shares. Subject to adjustment as set forth in Section 11, the maximum number of Shares that may be granted collectively to all Participants within any given Purchase Period is one and one-half million (1,500,000) Shares, unless and until the Board determines otherwise with respect to a Purchase Period. If, on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds either maximum, the Corporation shall make pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

8.     OFFERING

  8.1    On the Offering Date of each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5.1, shall be granted an option to purchase that number of whole Shares, not to exceed one thousand (1,000) Shares (or such other number of Shares as determined by the Committee and subject to adjustment as set forth in Section 11), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Purchase Period at the purchase price specified in Section 8.2 below, subject to the additional limitation that no Employee participating in the Section 423 Plan shall be granted an option to purchase Shares under the Plan if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is "granted" on a Participant's Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant's participation in the Plan or such Offering Period, (ii) the grant of an option to such Participant on a subsequent Offering Date, or (iii) the termination of the Offering Period. This Section 8.1 shall be interpreted so as to comply with Code Section 423(b)(8).

  8.2    The Purchase Price under each option shall be with respect to a Purchase Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a Share on the Purchase Date on which the Shares are purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the purchase price shall be the Designated Percentage of the Fair Market Value of a Share on the Purchase Date.

9.     PURCHASE OF SHARES

  Unless a Participant withdraws from the Plan as provided in Section 5.3 or except as provided in Sections 12 or 14 hereof, on the last Trading Day of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of whole Shares which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 8.2.

  At the time the Shares are purchased or at the time some or all of the Shares issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for any withholding obligation of the Corporation or a Designated Subsidiary with respect to federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant (including any amount deemed by the Committee, in its sole discretion, to be an appropriate charge to Participant even if legally applicable to the Corporation or the Participant's employer). At any time, the Corporation or the Participant's employer may withhold from the Participant's wages or other cash compensation the amount necessary for the Corporation or the Participant's employer to meet applicable withholding obligations, including any withholding required to make available to the Corporation or the

  Participant's employer any tax deductions or benefits attributable to the sale or early disposition of the Shares by the Participant. In addition or in the alternative, the Corporation or the Participant's employer may withhold from the proceeds of the sale of Shares or by any other method of withholding the Corporation or the Participant's employer deems appropriate.

10.   PAYMENT AND DELIVERY

  As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Ordinary Shares purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase, except as specified below. The Committee may permit or require that Shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of the disposition of such Shares. The Corporation shall retain the amount of payroll deductions used to purchase Shares as full payment for the Shares and the Shares shall then be fully paid and non-assessable. No Participant shall have any voting, dividend or other Shareowner rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Corporation to retain in a Participant's account for the subsequent Purchase Period or Offering Period any payroll deductions which are not sufficient to purchase a whole Share or return such amount to the Participant. Any other amounts that may be left over in a Participant's account after a Purchase Date shall be returned to the Participant.

11.   RECAPITALIZATION

  Subject to any required action by the Shareowners of the Corporation, if there is any change in the outstanding Ordinary Shares because of a merger, consolidation, spin-off, reincorporation, reorganization, recapitalization, dividend in property other than cash, share split, reverse share split, share dividend, liquidating dividend, extraordinary dividend or distribution, combination, exchange or reclassification of the Ordinary Shares (including any such change in the number of Shares effected in connection with a change in domicile of the Corporation), change in corporate structure or any other increase or decrease in the number of Ordinary Shares, or other transaction effected without receipt of consideration by the Corporation, provided that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without consideration," the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a single Participant and by all Participants in the aggregate in a given Purchase Period, and the price per share covered by each option under the Plan which has not yet been exercised, may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this Section 11 shall be conclusive and binding on all parties.

12.   LIQUIDATION AND CHANGE OF CONTROL

  12.1    In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest (unless payment of interest is required by local law) to the Participants.

  12.2    In the event of a Change of Control, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such Change of Control shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest (unless payment of interest is required by local law) to the Participants, or (4) outstanding options shall continue unchanged.

13.   TRANSFERABILITY

  Neither payroll deductions credited to a Participant's bookkeeping account nor any rights to exercise an option or to receive Shares under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.3.

14.   AMENDMENT OR TERMINATION OF THE PLAN

  14.1    The Plan shall continue until terminated in accordance with Section 14.2.

  14.2    The Board may, in its sole discretion, insofar as permitted by Applicable Law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of Shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Shareowner approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return, without interest (unless payment of interest is required by local law), the payroll deductions credited to Participants' accounts to such Participants, or (ii) set an earlier Purchase Date with respect to an Offering Period and Purchase Period then in progress.

15.   ADMINISTRATION

  15.1    The Board or the Compensation Committee shall appoint a committee of one or more individuals to administer the Plan (the "Committee"), which, unless otherwise specified by the Board, shall consist of the members of the Corporation's Benefits and Administrative Committee, as constituted from time to time in accordance with its charter, and generally made up of senior members of management from the Corporation's Legal, Finance and Human Resources functions. The Committee will serve for such period of time as the Board or the Compensation Committee of the Board may specify and whom the Board or the Compensation Committee of the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board or the Compensation Committee of the Board. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board or the Compensation Committee of the Board. The Committee may delegate to one or more individuals the day-to-day administration of the Plan, to the extent permitted by Applicable Law. The Board, the Compensation Committee of the Board and the Committee reserve the right to administer the Plan, to the extent such right otherwise exists, regardless of any delegation of authority such body may have previously made. Decisions of the Board, the Compensation Committee of the Board and the Committee, as applicable, shall be final and binding upon all participants. The Corporation shall pay all expenses incurred in the administration of the Plan.

  15.2    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Corporation and subject to section 200 of the Companies Act, members of the Board and of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

16.   COMMITTEE RULES FOR FOREIGN JURISDICTIONS

  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, establishment of bank or trust accounts to hold payroll deductions or other contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

17.   SECURITIES LAWS REQUIREMENTS

  17.1    No option granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Corporation with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the Participants, without interest (unless payment of interest is required by local law). The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

  17.2    As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned provisions of Applicable Law.

18.   GOVERNMENTAL REGULATIONS

  This Plan and the Corporation's obligation to sell and deliver Ordinary Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of Shares hereunder.

19.   NO ENLARGEMENT OF EMPLOYEE RIGHTS

  Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.   GOVERNING LAW

  This Plan shall be governed by applicable laws of the State of California, without regard to such state's conflict of laws rules.

21.   EFFECTIVE DATE

  This Plan shall be effective on the Effective Date, subject to approval of the Shareowners of the Corporation within twelve (12) months before or after its date of adoption by the Board.

22.   REPORTS

  Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given or made available to Participants at least annually.

23.   DESIGNATION OF BENEFICIARY FOR OWNED SHARES

  With respect to Ordinary Shares purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant's behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may be permitted to file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements (as determined by the Committee in its sole discretion), in the event of a Participant's death, the Corporation or its assignee shall deliver any Shares and/or cash to the designated beneficiary. Subject to local law (as determined by the Committee in its sole discretion), in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant's death, the Corporation shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such Shares and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine. The provisions of this Section 23 shall in no event require the Corporation to violate local law, and the Corporation shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant's account in compliance with local law.

24.   ADDITIONAL RESTRICTIONS OF RULE 16b-3

  The terms and conditions of options granted hereunder to, and the purchase of Ordinary Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.   NOTICES

  All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on October 22, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials, including notices of shareholder meetings, electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on October 22, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by October 22, 2012. SEAGATE TECHNOLOGY PLC 38/39 FITZWILLIAM SQUARE DUBLIN 2, IRELAND M48895-P29521 Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. SEAGATE TECHNOLOGY PLC (the "Company") The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Abstain Against Nominees: ! ! ! 1a. Stephen J. Luczo ! ! ! 1b. Frank J. Biondi, Jr. Abstain Against For 1c. Michael R. Cannon ! ! ! ! ! ! 1i. Kristen M. Onken 1j. Dr. Chong Sup Park ! ! ! ! ! ! 1d. Mei-Wei Cheng 1k. Gregorio Reyes ! ! ! ! ! ! 1e. William T. Coleman ! ! ! ! 1l. Edward J. Zander ! ! 1f. Jay L. Geldmacher ! ! ! ! ! ! 1g. Dr. Seh-Woong Jeong 2. To approve the Seagate Technology plc Amended and Restated Employee Stock Purchase Plan; ! ! ! ! ! ! 1h. Lydia M. Marshall 3. To determine the price range at which the Company can re-issue treasury shares off-market; ! ! ! 4. To authorize holding the 2013 Annual General Meeting of Shareholders of the Company at a location outside of Ireland; Alternatively, you can instruct your proxy not to vote on a resolution by inserting an “x” in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. ! ! ! 5. To hold a non-binding advisory vote to approve executive compensation; 6. To ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors for fiscal year 2013 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors' remuneration. ! ! ! ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. In their discretion, the proxies, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement, Form 10-K, Shareholder Letter and Irish Statutory Accounts are available at www.proxyvote.com. M48896-P29521 SEAGATE TECHNOLOGY PLC Annual Meeting of Shareholders October 24, 2012 9:30 AM (Local Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Dr. Chong Sup Park and Kenneth M. Massaroni, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m. Irish Time on October 24, 2012, at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2012 Annual General Meeting, Dr. Chong Sup Park and Kenneth M. Massaroni, or each of them, shall be entitled to vote the undersigned's shares, as designated on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6 AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2012 ANNUAL GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE The signer(s) hereby acknowledge(s) receipt of the Notice of the 2012 Annual General Meeting of Shareholders and accompanying proxy statement. Continued and to be signed on reverse side